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                                                                     EXHIBIT 2.1



                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization ("Agreement") is made as of June 12, 1998, by and among Nu-Wave Health Products, Inc., a Florida corporation ("Nu-Wave"), Nu-Wave Acquisition, Inc., a Florida corporation ("Nu-Wave Sub"), Energy Factors, Inc., a Florida corporation (the "Company"), U.S. Diversified Technologies, Inc., a Florida corporation (the "Shareholder"), Paul Santostasi, an individual resident at 3651 Torrey Pines Blvd., Sarasota, Florida 34238, Chris Starkey, an individual resident at 18523 Sea Oaks Lane, Tequesta, Florida, and Marvin Deutsch, an individual resident at 314 LaHacienda, Indian Rocks Beach, Florida 34635 (the "Parent Shareholders").

                                    RECITALS

         This Agreement contemplates a tax-free merger of the Nu-Wave Sub with and into the Company in a reorganization pursuant to IRC Section 368(a)(1)(A). The Shareholder will receive capital stock in Nu-Wave in exchange for its capital stock in the Company. Nu-Wave is the owner of 100% of the issued and outstanding capital stock of the Nu-Wave Sub. The Nu-Wave Sub and the Company expect that the Merger will further certain of their business objectives, including without limitation, providing expanded manufacturing facilities for Nu-Wave and additional sales for the Company.

         The Shareholder owns 100% of the issued and outstanding capital stock of the Company and the Parent Shareholders collectively own approximately 90% of the issued and outstanding capital stock of the Shareholder.

                                   AGREEMENT

         The parties, intending to be legally bound, agree as follows:

         1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

                  "ACQUIRED COMPANIES" -- the Company and its Subsidiaries, collectively.

                  "AMENDMENT" -- as defined in Section 12.1.

                  "APPLICABLE CONTRACT" -- any Contract (a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.



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                  "APPROVAL DATE" -- the date that, under the FBCA, an amendment to Article III of the Nu-Wave Articles of Incorporation becomes effective, which date shall not be sooner than the date that Nu-Wave shareholder consents to such amendment are effective as permitted under SEC Rule 14c-2(b).

                  "AVERAGE CLOSING PRICE" -- the average closing price of the Nu-Wave common stock on the Nasdaq Stock Market, or in the event the Nasdaq Stock Market is not the principal market on which the Nu-Wave common stock is then traded or quoted, any principal stock exchange or market where the Nu-Wave common stock is listed or included, for a period of 20 consecutive trading days prior to the date 2 years after the date of this Agreement.

                  "ARTICLES OF MERGER" -- as defined in Section 2.3(c).

                  "BALANCE SHEET" -- as defined in Section 3.4.

                  "BEST EFFORTS" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

                  "BREACH" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

                  "NU-WAVE SUB" -- as defined in the first paragraph of this Agreement.

                  "NU-WAVE SUB SHARE" -- any share of common stock, $.01 per share, of Nu-Wave Sub.

                  "CLOSING" -- as defined in Section 2.2.

                  "CLOSING DATE" -- the date and time as of which the Closing actually takes place.

                  "COMPANY" -- as defined in the Recitals of this Agreement.

                  "COMPANY SHARES" -- the issued and outstanding shares of common stock, no par value, of the Company.

                  "CONSENT" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).



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                  "CONTEMPLATED TRANSACTIONS" -- all of the transactions
contemplated by this Agreement, including:

                           (a)      the Merger;

                           (b)      the execution, delivery, and performance
of the Employment Agreement, the Noncompetition Agreements, the Releases, the Lockup Agreement, and the Option Agreement; and

                           (c)      the performance by Nu-Wave Sub, Nu-Wave,
the Shareholder, the Parent Shareholders and the Company of their respective covenants and obligations under this Agreement.

                  "CONTRACT" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

                  "DAMAGES" -- as defined in Section 10.2.

                  "DISCLOSURE LETTER" -- the disclosure letter delivered by the Company to Nu-Wave Sub concurrently with the execution and delivery of this Agreement.

                  "DISSENTING SHARE" -- any Company Share which any shareholder of the Company who or which has exercised his or its appraisal rights under the FBCA holds of record.

                  "EFFECTIVE TIME" -- as defined in Section 2.4(a).

                  "EMPLOYMENT AGREEMENT" -- as defined in Section 7.4(e).

                  "ENCUMBRANCE" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

                  "ENVIRONMENT" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

                  "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                           (a)      any environmental, health, or safety
matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);



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                           (b)      fines, penalties, judgments, awards,
settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                           (c)      financial responsibility under Environmental
Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                           (d)      any other compliance, corrective,
investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

                  "ENVIRONMENTAL LAW" -- any Legal Requirement that requires or relates to:

                           (a)      advising appropriate authorities, employees,
and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                           (b)      preventing or reducing to acceptable levels
the release of pollutants or hazardous substances or materials into the Environment;

                           (c)      reducing the quantities, preventing the
release, or minimizing the hazardous characteristics of wastes that are generated;

                           (d)      assuring that products are designed,
formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                           (e)      protecting resources, species, or ecological
amenities;

                           (f)      reducing to acceptable levels the risks
inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                           (g)      cleaning up pollutants that have been
released, preventing the threat of release, or paying the costs of such clean up or prevention; or



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                           (h)      making responsible parties pay private
parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

                  "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "FACILITIES" -- any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

                  "FBCA" -- the Florida Business Corporation Act, as amended.

                  "FORM 10" -- the Form 10-SB dated August 18, 1997 filed by Nu-Wave with the SEC under Section 12(g) of the Securities Exchange Act of 1934.

                  "GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

                  "GOVERNMENTAL AUTHORIZATION" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                  "GOVERNMENTAL BODY" -- any:

                           (a)      nation, state, county, city, town, village,
district, or other jurisdiction of any nature;

                           (b)      federal, state, local, municipal, foreign,
or other government;

                           (c)      governmental or quasi-governmental authority
of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                           (d)      multi-national organization or body; or

                           (e)      body exercising, or entitled to exercise,
any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

                  "HAZARDOUS ACTIVITY" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the



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Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

                  "HAZARDOUS MATERIALS" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

                  "INTELLECTUAL PROPERTY ASSETS" -- as defined in Section 3.22.

                  "INTERIM BALANCE SHEET" -- as defined in Section 3.4.

                  "IRC" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

                  "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

                  "KNOWLEDGE" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                           (a)      such individual is actually aware of such
fact or other matter; or

                           (b)      a prudent individual could be expected to
discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

                  "LEGAL REQUIREMENT" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

                  "LOCKUP AGREEMENT" -- as defined in Section 7.4(h).

                  "MERGER" -- as defined in Section 2.1.

                  "NONCOMPETITION AGREEMENTS" -- defined in Section 7.4(f).



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                  "OCCUPATIONAL SAFETY AND HEALTH LAW" -- any Legal Requirement
designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

                  "OPTION AGREEMENT" -- as defined in Section 7.4(j).

                  "ORDER" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

                  "ORDINARY COURSE OF BUSINESS" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                           (a)      such action is consistent with the past
practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                           (b)      such action is not required to be authorized
by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

                           (c)      such action is similar in nature and
magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

                  "ORGANIZATIONAL DOCUMENTS" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

                  "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                  "PLAN" -- as defined in Section 3.13.

                  "PLAN OF MERGER" -- as defined in Section 2.3(c).

                  "PREFERRED STOCK" -- the shares of Nu-Wave Convertible Series A Preferred Stock created pursuant to the Articles of Amendment in the form of
Exhibit 1.



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                  "PROCEEDING" -- any action, arbitration, audit, hearing,
investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  "REGISTRATION RIGHTS AGREEMENT" -- as defined in
Section 7.4(h).

                  "RELATED PERSON" -- with respect to a particular individual:

                           (a)      each other member of such individual's
Family;

                           (b)      any Person that is directly or indirectly
controlled by such individual or one or more members of such individual's
Family;

                           (c)      any Person in which such individual or
members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                           (d)      any Person with respect to which such
individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

                  With respect to a specified Person other than an individual:

                           (a)      any Person that directly or indirectly
controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                           (b)      any Person that holds a Material Interest
in such specified Person;

                           (c)      each Person that serves as a director,
officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                           (d)      any Person in which such specified Person
holds a Material Interest;

                           (e)      any Person with respect to which such
specified Person serves as a general partner or a trustee (or in a similar capacity); and

                           (f)      any Related Person of any individual
described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 20% of the outstanding voting power of a



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Person or equity securities or other equity interests representing at least
20% of the outstanding equity securities or equity interests in a Person.

                  "RELEASE" -- any spilling, leaking, emitting, discharging, depositing escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

                  "RELEASES" -- as defined in Section 7.4(c).

                  "REPRESENTATIVE" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

                  "SEC" -- the Securities and Exchange Commission.

                  "SECURITIES ACT" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "SELLER" -- as defined in the first paragraph of this Agreement.

                  "SUBSIDIARY" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

                  "SURVIVING CORPORATION" -- as defined in Section 2.1.

                  "TARGET PRICE" -- as defined in Section 14.

                  "TAX RETURN" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

                  "THREAT OF RELEASE" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

                  "THREATENED" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or



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any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         2.       BASIC TRANSACTION; CLOSING

                  2.1 THE MERGER. On and subject to the terms and conditions of this Agreement, (i) the Nu-Wave Sub will merge with and into the Company (the "Merger") at the Effective Time, (ii) the Company will be the corporation surviving the Merger (the "Surviving Corporation"), and (iii) the 60 outstanding Company Shares will be exchanged for 400,000 shares of Preferred Stock.

                  2.2 CLOSING. The closing of the Merger (the "Closing") will take place at the offices of Nu-Wave Sub's counsel at 100 North Tampa Street, Suite 1800, Tampa, Florida 33602 at 4:00 p.m. (local time) or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the Contemplated Transactions provided for on the date and time and at the place determined pursuant to this Section 2.2 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

                  2.3  ACTIONS AT THE CLOSING. At the Closing:

                           (a)      The Company  will deliver to the Nu-Wave
Sub the various certificates, instruments, and documents referred to in
Section 7.4;

                           (b)      The Nu-Wave Sub will deliver to the Company
the various certificates, instruments, and documents referred to in
Section 8.4; and

                           (c)      The Nu-Wave Sub and the Company will file
with the Secretary of State of the State of Florida Articles of Merger and a Plan of Merger as an exhibit thereto in the form attached as Exhibit 2.3(c) (the "Articles of Merger").

                  2.4  EFFECT OF MERGER.

                           (a)      The Merger shall become effective at the
time (the "Effective Time") the Nu-Wave Sub and the Company file the Articles of Merger with the Secretary of State of the State of Florida. The Merger shall have the effect set forth in the FBCA. The Surviving Corporation may, at any time after the Effective Time, take any action (including execution and delivering any document) in the name and on behalf of either the Nu-Wave Sub or the Company in order to carry out and effectuate the transactions contemplated by this Agreement;

                           (b)      The Articles of Incorporation of the Company
as amended as provided for in the Articles of Merger will become the Articles of Incorporation of the Surviving Corporation;



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                           (c)      The Bylaws of the Nu-Wave Sub in effect at
and as of the Effective Time will become the Bylaws of the Surviving Corporation without any modification or amendment in the Merger;

                           (d)      The directors and officers of the Nu-Wave
Sub in office at and as of the Effective Time will become the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office);

                           (e)      At and as of the Effective Time, all 60
issued and outstanding Company Shares collectively shall be exchanged for, after the Approval Date, a total of 400,000 shares of Preferred Stock upon the Approval Date. The Company Shares shall not be deemed to be outstanding or to have any rights other than those set forth above in this Section 2.4(e) after the Effective Time; and,

                           (f)      Each Nu-Wave Sub Share issued and
outstanding at and as of the Effective Time will, without more, be converted into and exchanged for one share of common stock of Energy Factors.

                  2.5 DELIVERY OF CERTIFICATE. As soon as practicable after the Approval Date, Nu-Wave shall issue and deliver to the Shareholder a certificate for the Preferred.

                  2.6 CLOSING OF TRANSFER RECORDS. After the close of business on the Closing Date, transfers of the Company Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE SHAREHOLDER, AND THE PARENT SHAREHOLDERS. The Company, the Shareholder, and the Parent Shareholders jointly and severally represent and warrant to Nu-Wave Sub as follows:

                  3.1  ORGANIZATION AND GOOD STANDING.

                           (a)      Part 3.1 of the Disclosure Letter contains
a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.



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                           (b)      The  Company has delivered to Nu-Wave Sub
copies of the Organizational Documents of each Acquired Company, as currently in effect.

                  3.2      AUTHORITY; NO CONFLICT.

                           (a)      This Agreement constitutes the legal, valid,
and binding obligation of the Company, the Shareholder, and the Parent Shareholders, enforceable against the Shareholder and the Parent Shareholders in accordance with its terms. Upon the execution and delivery by the Shareholder and the Parent Shareholders, the Company's and Shareholders' Releases, and the Noncompetition Agreements (collectively, the "Company's Closing Documents"), the Company's Closing Documents will constitute the legal, valid, and binding obligations of the Shareholder and the Parent Shareholders, enforceable against the Shareholder and the Parent Shareholders in accordance with their respective terms. The Company, the Shareholder and the Parent Shareholders have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Company's Closing Documents and to perform their obligations under this Agreement and the Company's Closing Documents.

                           (b)      Except as set forth in Part 3.2 of the
Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                                    (i)     contravene, conflict with, or result
in a violation of (A) any provision of the Organizational Documents of the Acquired Companies, or (B) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

                                    (ii)    contravene, conflict with, or result
in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company or the Shareholder, or any of the assets owned or used by any Acquired Company, may be subject;

                                    (iii)   contravene, conflict with, or result
in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

                                    (iv)    cause Nu-Wave Sub or any Acquired
Company to become subject to, or to become liable for the payment of, any Tax;

                                    (v)     cause any of the assets owned by any
Acquired Company to be reassessed or revalued by any taxing authority or other Governmental Body;



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                                   (vi)     contravene, conflict with, or result
in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                                   (vii)    result in the imposition or creation
of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

                           Except as set forth in Part 3.2 of the Disclosure
Letter, the Company is not or will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                           (c)     The Shareholder is acquiring the Preferred
Stock for its own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act.

                  3.3 CAPITALIZATION. The authorized equity securities of the Company consists of sixty (60) shares, no par value, of which sixty (60) shares are issued, outstanding and owned of record and beneficially by the Shareholder. The Shareholder is and will be on the Closing Date the record and beneficial owner and holder of the Company Shares, free and clear of all Encumbrances. With the exception of the Company Shares (all of which are owned by Shareholder), all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

                  3.4 FINANCIAL STATEMENTS. The Company has delivered to Nu-Wave Sub: (a) audited consolidated balance sheets of the Acquired Companies as at December 31 in each of the years 1995 through 1996, and the related audited consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Baum & Company, P.A., independent certified public accountants, (b) a draft copy of consolidated balance sheet of the Acquired Companies as at December 31, 1997 (including the notes thereto, the "Balance Sheet"), and the related consolidated statements of income, changes and stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Baum & Company, P.A., independent certified public accountants, and (c) an unaudited consolidated balance sheet of the Acquired Companies as at April 30, 1998 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the four months then ended. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP; the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.

                  3.5 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to Nu-Wave Sub, are complete and correct and have been maintained in accordance with sound business practices and the requirements of
Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Acquired Companies are subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

                  3.6 TITLE TO PROPERTIES; ENCUMBRANCES. Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by any Acquired Company. The Company has delivered or made available to Nu-Wave Sub copies of the deeds and other instruments (as recorded) by which the Acquired Companies acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of the Company or the Acquired Companies and relating to such property or interests. The Acquired Companies own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the Acquired Companies or reflected as owned in the books and records of the Acquired Companies, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 3.6 of the Disclosure Letter. All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of any Acquired Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by the Acquired Companies lie wholly within the boundaries of the real property owned by the Acquired Companies and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

                  3.7 CONDITION AND SUFFICIENCY OF ASSETS. The buildings, plants, structures, and equipment of the Acquired Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

                  3.8 ACCOUNTS RECEIVABLE. All accounts receivable of the Acquired Companies that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

                  3.9 INVENTORY. All inventory of the Acquired Companies, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Companies.

                  3.10  NO UNDISCLOSED LIABILITIES. Except as set forth in Part
3.10 of the Disclosure Letter, the Acquired Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

                  3.11  TAXES.

                           (a)      The Acquired Companies have filed or caused
to be filed (on a timely basis since 1986) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The Company has delivered to Nu-Wave Sub copies of, and Part 3.11 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed since 1992. The Acquired Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Shareholder or any Acquired Company, except such Taxes, if any, as are listed in Part 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

                           (b)      The United States federal and state income
Tax Returns of each Acquired Company subject to such Taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 1996. Part 3.11 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.11 of the Disclosure Letter, are being contested in good faith by appropriate proceedings.
Part 3.11 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by any Acquired Company or any group of corporations including any Acquired Company for all taxable years since 1992, and the resulting deficiencies proposed by the IRS. Except as described in Part
3.11 of the Disclosure Letter, neither the Shareholder nor any Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company may be liable.

                           (c)      The charges, accruals, and reserves with
respect to Taxes on the respective books of each Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to that Acquired Company's liability for Taxes. There exists no proposed tax assessment against any Acquired Company except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by any Acquired Company. All Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                           (d)      All Tax Returns filed by (or that include
on a consolidated basis) any Acquired Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement. No Acquired Company is, or within the five-year period preceding the Closing Date has been, an "S" corporation.

                  3.12 NO MATERIAL ADVERSE CHANGE. Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

                  3.13     EMPLOYEE BENEFITS.

                           (a)      As used in this Section 3.13, the following
terms have the meanings set forth below.

                           "COMPANY PLAN" means all Plans of which an Acquired
Company or an ERISA Affiliate of an Acquired Company is or was a Plan Sponsor, or to which an Acquired Company or an ERISA Affiliate of an Acquired Company otherwise contributes or has contributed, or in which an Acquired Company or an ERISA Affiliate of an Acquired Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

                           "MULTI-EMPLOYER PLAN" has the meaning given in ERISA
Section 3(37)(A).

                           "OTHER BENEFIT OBLIGATIONS" means all obligations,
arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC Section 132.

                           "PENSION PLAN" has the meaning given in ERISA
Section 3(2)(A).

                           "PLAN" has the meaning given in ERISA Section 3(3).

                           "QUALIFIED PLAN" means any Plan that meets or
purports to meet the requirements of IRC Section 401(a).

                           "TITLE IV PLANS" means all Pension Plans that are
subject to Title IV of ERISA, 29 U.S.C. Section 1301 et seq., other than Multi-Employer Plans.

                           "VEBA" means a voluntary employees' beneficiary
association under IRC Section 501(c)(9).

                           "WELFARE PLAN" has the meaning given in ERISA Section
3(1).

                           (b)      The Company has no Company Plan, VEBA,
Multi-Employer Plan, Other Benefit Obligations, Pension Plan, Plan, Qualified Plan, Title IV Plan, or Welfare Plan.

                  3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

                           (a)      Except as set forth in Part 3.14 of the
Disclosure Letter:

                                    (i)   each Acquired Company is, and at all
times since December 31, 1997 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                                    (ii)  no event has occurred or circumstance
exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                                    (iii)  no Acquired Company has received, at
any time since December 31, 1997, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                           (b)      Part 3.14 of the Disclosure Letter contains
a complete and accurate list of each Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each

Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in
Part 3.14 of the Disclosure Letter:

                                    (i)    each Acquired Company is, and at all
times since December 31, 1997 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14 of the Disclosure Letter;

                                    (ii)   no event has occurred or circumstance
exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter;

                                    (iii)  no Acquired Company has received, at
any time since December 31, 1997, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                                    (iv)   all applications required to have
been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

                  The Governmental Authorizations listed in Part 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

                  3.15     LEGAL PROCEEDINGS; ORDERS.

                           (a)      Except as set forth in Part 3.15 of the
Disclosure Letter, there is no pending Proceeding:

                                    (i)    that has been commenced by or
against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company; or

                                    (ii)    that challenges, or that may have
the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

                  To the Knowledge of Company, the Parent Shareholders, the Shareholder and the Acquired Companies, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to Nu-Wave Sub copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.15 of the Disclosure Letter. The Proceedings listed in Part 3.15 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of any Acquired Company.

                           (b)      Except as set forth in Part 3.15 of the
Disclosure Letter:

                                    (i)     there is no Order to which any of
the Acquired Companies, or any of the assets owned or used by any Acquired Company, is subject;

                                    (ii)    the Shareholder is not subject to
any Order that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

                                    (iii)   no officer, director, agent, or
employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

                           (c)      Except as set forth in Part 3.15 of the
Disclosure Letter:

                                    (i)     each Acquired Company is, and at
all times since December 31, 1997 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                                    (ii)    no event has occurred or
circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject; and

                                    (iii)   no Acquired Company has received,
at any time since December 31, 1997, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is or has been subject.

                  3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in Part 3.16 of the Disclosure Letter, since the date of the Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

                           (a)      change in any Acquired Company's authorized
or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                           (b)      amendment to the Organizational Documents
of any Acquired Company;

                           (c)      payment or increase by any Acquired Company
of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                           (d)      adoption of, or increase in the payments to
or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

                           (e)      damage to or destruction or loss of any
asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

                           (f)      entry into, termination of, or receipt of
notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $10,000;

                           (g)      sale (other than sales of inventory in the
Ordinary Course of Business), lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                           (h)      cancellation or waiver of any claims or
rights with a value to any Acquired Company in excess of $10,000;

                           (i)      material change in the accounting methods
used by any Acquired Company; or

                           (j)      agreement, whether oral or written, by any
Acquired Company to do any of the foregoing.

                  3.17     CONTRACTS; NO DEFAULTS.

                           (a)      Part 3.17(a) of the Disclosure Letter
contains a complete and accurate list, and the Company has delivered to Nu-Wave Sub true and complete copies, of:

                                    (i)     each Applicable Contract that
involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $10,000;

                                    (ii)    each Applicable Contract that
involves performance of services or delivery of goods or materials to one or more Acquired Companies of an amount or value in excess of $10,000;

                                    (iii)   each Applicable Contract that was
not entered into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $10,000;

                                    (iv)    each lease, rental or occupancy
agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year);

                                    (v)     each licensing agreement or other
Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                                    (vi)    each collective bargaining agreement
and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

                                    (vii)   each joint venture, partnership, and
other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

                                    (viii)  each Applicable Contract containing
covenants that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of an Acquired Company or limit the freedom of any Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

                                    (ix)    each Applicable Contract providing
for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                                    (x)     each power of attorney that is
currently effective and outstanding;

                                    (xi)    each Applicable Contract entered
into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

                                    (xii)   each Applicable Contract for capital
expenditures in excess of $10,000;

                                    (xiii)  each written warranty, guaranty,
and or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business; and

                                    (xiv)   each amendment, supplement, and
modification (whether oral or written) in respect of any of the foregoing.

                  Part 3.17(a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Acquired Companies under the Contracts, and the Acquired Companies' office where details relating to the Contracts are located.

                           (b)      Except as set forth in Part 3.17(b) of the
Disclosure Letter:

                                    (i)     The Shareholder (and no Related
Person of the Shareholder) does not have or may not acquire any rights under, and the Shareholder does not have or may not become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

                                    (ii)    no officer, director, agent,
employee, consultant, or contractor of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of any Acquired Company, or (B) assign to any Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

                           (c)      Except as set forth in Part 3.17(c) of the
Disclosure Letter, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

                           (d)      Except as set forth in Part 3.17(d) of the
Disclosure Letter:

                                    (i)     each Acquired Company is, and at
all times since December 31, 1997 has been, in full compliance with all applicable terms and requirements of each Contract under which such Acquired Company has or had any obligation or liability or by which such Acquired Company or any of the assets owned or used by such Acquired Company is or was bound;

                                    (ii)    each other Person that has or had
any obligation or liability under any Contract under which an Acquired Company has or had any rights is, and at all times since December 31, 1997 has been, in full compliance with all applicable terms and requirements of such Contract;

                                    (iii)   no event has occurred or
circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                                    (iv)    no Acquired Company has given to or
received from any other Person, at any time since December 31, 1997, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

                           (e)      There are no renegotiations of, attempts to
renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

                           (f)      The Contracts relating to the sale, design,
manufacture, or provision of products or services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

                  3.18     INSURANCE.

                           (a)      The Company has delivered to Nu-Wave Sub:

                                    (i)     true and complete copies of all
policies of insurance to which any Acquired Company is a party or under which any Acquired Company, or any director of any Acquired Company, is or has been covered at any time within the five years preceding the date of this Agreement;

                                    (ii)    true and complete copies of all
pending applications for policies of insurance; and

                                    (iii)   any statement by the auditor of any
Acquired Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                           (b)      Part 3.18(b) of the Disclosure Letter
describes:

                                    (i)     any self-insurance arrangement by
or affecting any Acquired Company, including any reserves established thereunder;

                                    (ii)    any contract or arrangement, other
than a policy of insurance, for the transfer or sharing of any risk by any Acquired Company; and

                                    (iii)   all obligations of the Acquired
Companies to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                           (c)      Part 3.18(c) of the Disclosure Letter sets
forth, by year, for the current policy year and each of the five preceding policy years:

                                    (i)     a summary of the loss experience
under each policy;

                                    (ii)    a statement describing each claim
under an insurance policy for an amount in excess of $10,000, which sets forth:

                                            (A)   the name of the claimant;

                                            (B)   a description of the policy
by insurer, type of insurance, and period of coverage; and

                                            (C)   the amount and a brief
description of the claim; and

                                    (iii)   a statement describing the loss
experience for all claims that were self-insured, including the number and aggregate cost of such claims.

                           (d)      Except as set forth on Part 3.18(d) of the
Disclosure Letter:

                                    (i)     All policies to which any Acquired
Company is a party or that provide coverage to the Shareholder, any Acquired Company, or any director or officer of an Acquired Company:

                                            (A)   are valid, outstanding, and
enforceable;

                                            (B)   are issued by an insurer that
is financially sound and reputable;

                                            (C)   taken together, provide
adequate insurance coverage for the assets and the operations of the Acquired Companies for all risks normally insured against by a Person carrying on the same business or businesses as the Acquired Companies;

                                            (D)   are sufficient for compliance
with all Legal Requirements and Contracts to which any Acquired Company is a party or by which any of them is bound;

                                            (E)   will continue in full force
and effect following the consummation of the Contemplated Transactions; and

                                            (F)   do not provide for any
retrospective premium adjustment or other experienced-based liability on the part of any Acquired Company.

                                    (ii)    Neither the Shareholder nor any
Acquired Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                                    (iii)   The Acquired Companies have paid all
premiums due, and have otherwise performed all of their respective obligations, under each policy to which any Acquired Company is a party or that provides coverage to any Acquired Company or director thereof.

                                    (iv)    The Acquired Companies have given
notice to the insurer of all claims that may be insured thereby.

                  3.19     ENVIRONMENTAL MATTERS. Except as set forth in part
3.19 of the disclosure letter, to the knowledge of the Shareholder and the Parent Shareholders:

                           (a)      Each Acquired Company is, and at all times
has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither the Shareholder nor any Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Shareholder or any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Shareholder, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                           (b)      There are no pending or, to the Knowledge of
the Shareholder and the Parent Shareholders and the Acquired Companies, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Shareholder or any Acquired Company has or had an interest.

                           (c)      Neither the Shareholder, the Parent
Shareholders nor any Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Shareholder or any Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Shareholder, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                           (d)      Neither the Shareholder nor any Acquired
Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Shareholder or any Acquired Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

                           (e)      There are no Hazardous Materials present on
or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither the Shareholder, Acquired Company, any other Person for whose conduct they are or may be held responsible, nor any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Shareholder or any Acquired Company has or had an interest.

                           (f)      There has been no Release or, to the
Knowledge of the Shareholder, the Parent Shareholders and the Acquired Companies, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous

Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Shareholder or any Acquired Company has or had an interest, or any geologically or hydrologically adjoining property, whether by the Shareholder, any Acquired Company, or any other Person.

                           (g)      The Company has delivered to Nu-Wave Sub
true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Shareholder or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Shareholder, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

                  3.20     EMPLOYEES.

                           (a)      Part 3.20 of the Disclosure Letter contains
a complete and accurate list of the following information for each employee or director of the Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 1997; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

                           (b)      No employee or director of any Acquired
Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with the Shareholder or the Acquired Companies by any such employee or director. To the Shareholder's, the Parent Shareholders and the Acquired Companies' Knowledge, no director, officer, or other key employee of any Acquired Company intends to terminate his employment with such Acquired Company.

                           (c)      Part 3.20 of the Disclosure Letter also
contains a complete and accurate list of the following information for each retired employee or director of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

                  3.21 LABOR RELATIONS; COMPLIANCE. Since December 31, 1997, no Acquired Company has been or is a party to any collective bargaining or other labor Contract. Since

December 31, 1997, there has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. Each Acquired Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

                  3.22     INTELLECTUAL PROPERTY.

                           (a)      INTELLECTUAL PROPERTY ASSETS. The term
"Intellectual Property Assets" includes:

                                    (i)     any trade names used by the Company,
all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                                    (ii)    all patents, patent applications,
and inventions and discoveries that may be patentable (collectively, "Patents"); and

                                    (iii)   all know-how, trade secrets,
confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by any Acquired Company as licensee or licensor.

                           (b)      AGREEMENTS. Part 3.22(b) of the Disclosure
Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Acquired Companies, of all Contracts relating to the Intellectual Property Assets to which any Acquired Company is a party or by which any Acquired Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which an Acquired Company is the licensee. There are no outstanding and, to the Shareholder's, the Parent Shareholders' and the Acquired Companies' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

                           (c)      KNOW-HOW NECESSARY FOR THE BUSINESS.

                                    (i)     The Intellectual Property Assets
are all those necessary for the operation of the Acquired Companies' businesses as they are currently conducted. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                                    (ii)    Except as set forth in Part 3.22(c)
of the Disclosure Letter, all former and current employees of each Acquired Company have executed written Contracts with one or more of the Acquired Companies that assign to one or more of the Acquired Companies all rights to any inventions, improvements, discoveries, or information relating to the business of any Acquired Company. No employee of any Acquired Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than one or more of the Acquired Companies.

                           (d)      PATENTS.

                                    (i)     Part 3.22(d) of the Disclosure
Letter contains a complete and accurate list and summary description of all Patents. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

                                    (ii)    All of the issued Patents are
currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                                    (iii)   No Patent has been or is now
involved in any interference, reissue, reexamination, or opposition proceeding. To the Shareholder's, the Parent Shareholders' and the Acquired Companies' Knowledge, there is no potentially interfering patent or patent application of any third party.

                                    (iv)    No Patent is infringed or, to the
Shareholders, the Parent Shareholders' and the Acquired Companies' Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by any Acquired Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                                    (v)     All products made, used, or sold
under the Patents have been marked with the proper patent notice.

                           (e)      TRADEMARKS.

                                    (i)     Part 3.22(e) of Disclosure Letter
contains a complete and accurate list and summary description of all Marks. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                                    (ii)    All Marks that have been registered
with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                                    (iii)   No Mark has been or is now involved
in any opposition, invalidation, or cancellation and, to the Shareholder's, the Parent Shareholders' and the Acquired Companies' Knowledge, no such action is Threatened with the respect to any of the Marks.

                                    (iv)    To the Shareholder's, the Parent
Shareholders' and the Acquired Companies' Knowledge, there is no potentially interfering trademark or trademark application of any third party.

                                    (v)     No Mark is infringed or, to the
Shareholder's, the Parent Shareholders' and the Acquired Companies' Knowledge, has been challenged or threatened in any way. None of the Marks used by any Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                                    (vi)    All products and materials
containing a Mark bear the proper federal registration notice where permitted by law.

                           (f)      COPYRIGHTS.

                                    (i)     Part 3.22(f) of the Disclosure
Letter contains a complete and accurate list and summary description of all Copyrights. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                                    (ii)    All the Copyrights have been
registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                                    (iii)   No Copyright is infringed or, to the
Shareholder's, the Parent Shareholders' and the Acquired Companies' Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                                    (iv)    All works encompassed by the
Copyrights have been marked with the proper copyright notice.

                           (g)      TRADE SECRETS.

                                    (i)     With respect to each Trade Secret,
the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                                    (ii)    The Shareholder and the Acquired
Companies have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                                    (iii)   One or more of the Acquired
Companies has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Shareholder's, the Parent Shareholders' and the Acquired Companies' Knowledge, except as set forth in Part 3.22(g) of the Disclosure Letter, have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Acquired Companies) or to the detriment of the Acquired Companies. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

                  3.23 CERTAIN PAYMENTS. Since December 31, 1997, no Acquired Company or director, officer, agent, or employee of any Acquired Company, or any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any Affiliate of an Acquired Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

                  3.24     DISCLOSURE.

                           (a)      No representation or warranty of the
Shareholder, the Parent Shareholders and the Acquired Companies in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                           (b)      No notice given pursuant to Section 5.5 will
contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                           (c)      Except as set forth in Part 3.24(c) of the
Disclosure Letter, there is no fact known to the Shareholder, the Parent Shareholders or the Acquired Companies that has specific application to the Shareholder, the Parent Shareholders or the Acquired Companies or any Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as the Shareholder, the Parent Shareholders and the Acquired Companies can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Letter.

                  3.25 RELATIONSHIPS WITH RELATED PERSONS. Neither the Shareholder, the Parent Shareholders nor any Related Person of the Shareholder, the Parent Shareholders or of any Acquired Company has, or since the first day of the next to last completed fiscal year of the Acquired Companies has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. Neither the Shareholder, the Parent Shareholders nor any Related Person of the Shareholder, the Parent Shareholders or of any Acquired Company is, or since the first day of the next to last completed fiscal year of the Acquired Companies has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Acquired Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Acquired Companies at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such Acquired Company. Except as set forth in Part 3.25 of the Disclosure Letter, neither the Shareholder, the Parent Shareholders nor any Related Person of the Shareholder, the Parent Shareholders or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

                  3.26 BROKERS OR FINDERS. The Shareholder, the Parent Shareholders nor the Acquired Companies and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                  3.27 DISPOSAL COSTS. The cost of disposing of the barrels of product disclosed in item 3.19 of the Disclosure Letter will not exceed $10,000.

         4. REPRESENTATIONS AND WARRANTIES OF NU-WAVE SUB. Nu-Wave Sub represents and warrants to the Company, the Shareholder and the Parent Shareholders as follows:

                  4.1 ORGANIZATION AND GOOD STANDING. Nu-Wave Sub and Nu-Wave are corporations duly organized, validly existing, and in good standing under the laws of the State of Florida, with full corporate power and authority to conduct their businesses as they are now being conducted, to own or use the properties and assets that they purport to own or use, and to perform all their obligations under this Agreement.

                  4.2  AUTHORITY; NO CONFLICT.

                           (a)      This Agreement constitutes the legal, valid,
and binding obligation of Nu-Wave and Nu-Wave Sub, enforceable against Nu-Wave and Nu-Wave Sub in accordance with its terms. Upon the execution and delivery by Nu-Wave of the Employment Agreement, the Option Agreement and the Registration Rights Agreement, the Employment Agreement, the Option Agreement and the Registration Rights Agreement will constitute the legal, valid, and binding obligations of Nu-Wave, enforceable against Nu-Wave in accordance with their terms. Nu-Wave and Nu-Wave Sub have the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

                           (b)      Except as set forth in Schedule 4.2, neither
the execution and delivery of this Agreement by Nu-Wave Sub nor the consummation or performance of any of the Contemplated Transactions by Nu-Wave Sub will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                                    (i)     any provision of Nu-Wave Sub's
Organizational Documents;

                                    (ii)    any resolution adopted by the board
of directors or the stockholders of Nu-Wave Sub;

                                    (iii)   any Legal Requirement or Order to
which Nu-Wave Sub may be subject; or

                                    (iv)    any Contract to which Nu-Wave Sub
is a party or by which Nu-Wave Sub may be bound.

                  Except as set forth in Schedule 4.2, Nu-Wave Sub is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                  4.3 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Nu-Wave Sub and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Nu-Wave Sub's Knowledge, no such Proceeding has been Threatened.

                  4.4 BROKERS OR FINDERS. Nu-Wave Sub and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold the Shareholder and the Parent Shareholder harmless from any such payment alleged to be due by or through Nu-Wave Sub as a result of the action of Nu-Wave Sub or its officers or agents.

                  4.5 CAPITALIZATION. The authorized equity securities of Nu-Wave consist of 9,000,000 shares of common stock, par value $0.01 per share, of which 3,823,547 shares are issued and outstanding. Nu-Wave Sub is a newly-formed, wholly-owned subsidiary of Nu-Wave. Information with respect to the beneficial owners of the outstanding Common Stock of Nu-Wave is set forth in the Form 10.

                  4.6 FORM 10. Since the filing of the Form 10 with the SEC, there has been no material change in the information set forth therein, except for the execution of this Agreement.

                  4.7 INTENT WITH RESPECT TO CAPITALIZATION AND ACQUISITION. Nu-Wave agrees, after the Closing, to implement a one-for-three reverse stock split of its common stock. Thereafter, it agrees to issue 1.5 million shares of its common stock to acquire Beacon Distributors, Inc., a Pennsylvania corporation ("Beacon").

                  4.8 LEGAL PROCEEDINGS AND ORDERS. There is no pending Legal Proceeding that has commenced by or against Nu-Wave or the Nu-Wave Sub or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Nu-Wave or the Nu-Wave Sub, or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the knowledge of Nu-Wave and the Nu-Wave Sub, (i) no such Proceeding has been Threatened, and (ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such proceeding.

                  4.9 BEACON DISTRIBUTORS, INC. Nu-Wave has delivered to Paul Santostasi the unaudited, internally prepared balance sheet of Beacon as at May 31, 1998 and the related statement of income for the five-month period ending May 31, 1998. Since May 31, 1998, there has not been a material adverse change in the financial condition of Beacon.

         5.       COVENANTS OF THE COMPANY PRIOR TO CLOSING DATE.

                  5.1 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Company will not, and will cause each Acquired Company not to, without the prior consent of Nu-Wave Sub, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

                  5.2 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, the Company will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Company will, and will cause each Acquired Company to,
(a) cooperate with Nu-Wave Sub with respect to all filings that Nu-Wave Sub elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Nu-Wave Sub in obtaining all consents identified in Schedule 4.2.

                  5.3 NOTIFICATION. Between the date of this Agreement and the Closing Date, the Shareholder, the Parent Shareholders and the Acquired Companies will promptly notify Nu-Wave Sub in writing if the Shareholder, the Parent Shareholders or any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of the Shareholder's, the Parent Shareholders' or the Acquired Companies' representations and warranties as of the date of this Agreement, or if the Shareholder, the Parent Shareholders or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, the Company will promptly deliver to Nu-Wave Sub a supplement to the Disclosure Letter specifying such change. During the same period, the Shareholder, the Parent Shareholders and the Acquired Companies will promptly notify Nu-Wave Sub of the occurrence of any Breach of any covenant of the Shareholder, the Parent Shareholders or any of the Acquired Companies in this
Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

                  5.4 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. Except as expressly provided in this Agreement, the Company or any Parent Shareholder will cause all indebtedness owed to an Acquired Company by the Shareholder, the Parent Shareholders or any Related Person of the Shareholder or any Parent Shareholder to be paid in full prior to Closing.

                  5.5 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Section 9, the Company, the Shareholder and the Parent Shareholders will not, and will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Nu-Wave Sub) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of any Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company.

                  5.6 BEST EFFORTS. Between the date of this Agreement and the Closing Date, the Shareholder, the Parent Shareholders and the Acquired Companies will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         6.       COVENANTS OF NU-WAVE SUB PRIOR TO CLOSING DATE

                  6.1 APPROVALS OF GOVERNMENTAL BODIES. As promptly as practicable after the date of this Agreement, Nu-Wave Sub will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Nu-Wave Sub will, and will cause each Related Person to, cooperate with the Company with respect to all filings that the Company is required by Legal Requirements to make in connection with the Contemplated

Transactions, and (ii) cooperate with the Company in obtaining all consents identified in Part 3.2 of the Disclosure Letter; provided that this Agreement will not require Nu-Wave Sub to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

                  6.2      BEST EFFORTS. Except as set forth in the proviso to
Section 6.1, between the date of this Agreement and the Closing Date, Nu-Wave Sub will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         7. CONDITIONS PRECEDENT TO NU-WAVE SUB'S AND NU-WAVE'S OBLIGATION TO CLOSE. Nu-Wave Sub's and Nu-Wave's obligation to consummate the Contemplated Transactions and to take the other actions required to be taken by them at and after the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Nu-Wave Sub, in whole or in part):

                  7.1      ACCURACY OF REPRESENTATIONS.

                           (a)      All of the Shareholder's, the Parent
Shareholders' and the Acquired Companies' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

                           (b)      Each of the Shareholder's, the Parent
Shareholders' and the Acquired Companies' representations and warranties in Sections 3.3, 3.4, 3.12, and 3.24 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

                  7.2 THE COMPANY'S PERFORMANCE. All of the covenants and obligations that the Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                  7.3      CONSENTS. Each of the Consents identified in
Part 3.2 of the Disclosure Letter, and each Consent identified in Schedule 4.2, must have been obtained and must be in full force and effect.

                  7.4 ADDITIONAL DOCUMENTS. Each of the following documents and instruments must have been delivered to Nu-Wave Sub:

                           (a)      an opinion of Schifino and Fleischer, P.A.,
dated the Closing Date, in the form of Exhibit 7.4(a);

                           (b)      [intentionally omitted];

                           (c)      Releases, each in the form of Exhibit 7.4(c)
executed by the Shareholder and the Parent Shareholders (collectively, "Releases");

                           (d)      [intentionally omitted];

                           (e)      an employment agreement in the form of
Exhibit 7.4(e) executed by Paul Santostasi (the "Employment Agreement");

                           (f)      noncompetition agreements, each in the form
of Exhibit 7.4(f), executed by each of the Parent Shareholders other than Paul Santostasi (the "Noncompetition Agreements");

                           (g)      [intentionally omitted];

                           (h)      a lock-up agreement in the form of
Exhibit 7.4(h), executed by the Shareholder (the "Lock-up Agreement");

                           (i)      a registration rights agreement in the
form of Exhibit 7.4(i), executed by Nu-Wave and the Shareholder (the "Registration Rights Agreement");

                           (j)      an option agreement in the form of
Exhibit 7.4(j), executed by Paul Santostasi (the "Option Agreement");

                           (k)      such other documents as Nu-Wave Sub may
reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 8.4(a), (ii) evidencing the accuracy of any of the Shareholder's, the Parent Shareholders' and the Acquired Companies' representations and warranties, (iii) evidencing the performance by the Company of, or the compliance by the Company with, any covenant or obligation required to be performed or complied with by the Company, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions; and

                           (l)      a Plan of Merger and Articles of Merger
executed by Nu-Wave Sub and the Company.

                  7.5 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or Threatened against Nu-Wave Sub, or against any Person affiliated with Nu-Wave Sub, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

                  7.6 NO CLAIM REGARDING STOCK OWNERSHIP. There must not have been made or Threatened by any Person other than the Shareholder any claim asserting that such Person is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies.

                  7.7 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Nu-Wave Sub or any Person affiliated with Nu-Wave Sub to suffer any material adverse consequence under,
(a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

                  7.8 SHAREHOLDER APPROVAL. The Amendment must have been approved by the Nu-Wave shareholders.

         8. CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION TO CLOSE. The Company's obligation to consummate the Contemplated Transactions and to take the other actions required to be taken by the Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

                  8.1 ACCURACY OF REPRESENTATIONS. All of Nu-Wave Sub's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

                  8.2 NU-WAVE SUB'S PERFORMANCE. All of the covenants and obligations that Nu-Wave Sub is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                  8.3 CONSENTS. Each of the Consents identified in Part 3.2 of the Disclosure Letter and the consent of the Shareholder must have been obtained and must be in full force and effect.

                  8.4 ADDITIONAL DOCUMENTS. Nu-Wave Sub must have caused the following documents to be delivered to the Company and Santostasi:

                       (a) an opinion of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., dated the Closing Date, in the form of Exhibit 8.4(a);

                       (b)      a Certificate representing the Preferred Stock;

                       (c) the Employment Agreement executed by the Surviving Corporation;

                       (d)      the Registration Rights Agreement executed by
Nu-Wave;

                       (e)      the Option Agreement executed by Nu-Wave;

                       (f) such other documents as the Company may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Nu-Wave Sub, (iii) evidencing the performance by Nu-Wave Sub of, or the compliance by Nu-Wave Sub with, any covenant or obligation required to be performed or complied with by Nu-Wave Sub, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or
(v) otherwise facilitating the consummation of any of the Contemplated Transactions;

                       (g) an assignment of the Company's cause of action against Horizon Pharmaceuticals, Changes International, Twin Labs and related parties arising out of the actions of Jeffrey Bliss, a former employee of the Company relating to the theft of trade secrets and customer lists, and to diverting business opportunities of the Company; and

                       (h) a Plan of Merger and Articles of Merger executed by the Nu-Wave Sub and the Company.

                  8.5 NO INJUNCTION. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the consummation of the Contemplated Transactions, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

         9.       TERMINATION

                  9.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

                       (a) by either Nu-Wave Sub or the Company if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                       (b)      (i) by Nu-Wave Sub if any of the conditions in
Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Nu-Wave Sub to comply with its obligations under this Agreement) and Nu-Wave Sub has not waived such condition on or before the Closing Date; or (ii) by the Company, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company to comply with its obligations under this Agreement) and the Company has not waived such condition on or before the Closing Date;

                       (c) by mutual consent of Nu-Wave Sub and the Company; or

                       (d) by either Nu-Wave Sub or the Company if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before July 1, 1998, or such later date as the parties may agree upon or that may be necessitated by a review by the SEC of the Nu-Wave Information Statement filed in conjunction with the shareholder approval of the Amendment.

                  9.2 EFFECT OF TERMINATION. Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

         10.      INDEMNIFICATION; REMEDIES

                  10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificate delivered pursuant to Section 2.4(a)(v), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

                  10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE SHAREHOLDER AND THE PARENT SHAREHOLDERS. The Shareholder and the Parent Shareholders, jointly and severally, will indemnify and hold harmless Nu-Wave Sub, the Acquired Companies, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                           (a)      any Breach of any representation or warranty
made by the Shareholder and the Parent Shareholders in this Agreement (without giving effect to any supplement to the Disclosure Letter), the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by the Company, the Shareholder or the Parent Shareholders pursuant to this Agreement;

                           (b)      any Breach of any representation or warranty
made by the Shareholder or the Parent Shareholders in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Disclosure Letter, other than any such Breach that is disclosed in a supplement to the Disclosure Letter and is expressly identified in the certificate delivered pursuant to Section 2.4(a)(v) as having caused the condition specified in Section 7.1 not to be satisfied;

                           (c)      any Breach by the Company, the Shareholder
of the Parent Shareholders of any covenant or obligation of the Company in this Agreement;

                           (d)      any product shipped or manufactured by, or
any services provided by, any Acquired Company prior to the Closing Date;

                           (e)      any matter disclosed in the Disclosure
Letter; or

                           (f)      any claim by any Person for brokerage or
finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Shareholder, the Parent Shareholders or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

                  The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Nu-Wave Sub or the other Indemnified Persons.

                  10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE SHAREHOLDER AND THE PARENT SHAREHOLDERS -- ENVIRONMENTAL MATTERS. In addition to the provisions of Section 10.2, the Shareholder and the Parent Shareholders, jointly and severally, will indemnify and hold harmless Nu-Wave Sub, the Acquired Companies, and the other Indemnified Persons for, and will pay to Nu-Wave Sub, the Acquired Companies, and the other Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

                           (a)      any Environmental, Health, and Safety
Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which the Shareholder, any Parent Shareholder or any Acquired Company has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by the Shareholder, any Parent Shareholder or any Acquired Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by the Shareholder, any Parent Shareholder or any Acquired Company or by any other Person for whose conduct they are or may be held responsible; or

                           (b)      any bodily injury (including illness,
disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of the Shareholder, any Parent Shareholder or any Acquired Company or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of the Acquired Companies prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing Date) or (ii) Released or allegedly Released by the Shareholder, any Parent Shareholder or any Acquired Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

                  Nu-Wave Sub will be entitled to control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section
10.3. The procedure described in Section 10.9 will apply to any claim solely for monetary damages relating to a matter covered by this Section 10.3.

                  10.4 INDEMNIFICATION AND PAYMENT OF DAMAGES BY NU-WAVE SUB. Nu-Wave Sub will indemnify and hold harmless the Shareholder and the Parent Shareholders, and will pay to the Shareholder and the Parent Shareholders the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Nu-Wave Sub in this Agreement or in any certificate delivered by Nu-Wave Sub pursuant to this Agreement, (b) any Breach by Nu-Wave Sub of any covenant or obligation of Nu-Wave Sub in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Nu-Wave Sub (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

                  10.5 TIME LIMITATIONS. If the Closing occurs, the Shareholder and the Parent Shareholders will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3, 3.11, 3.13, and 3.19, unless on or before December 31, 2001 Nu-Wave Sub notifies the Shareholder and the Parent Shareholders of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Nu-Wave Sub; a claim with respect to Section 3.3, 3.11, 3.13, or 3.19, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time. If the Closing occurs, Nu-Wave Sub will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before December 31, 2001 the Shareholder or any of the Parent Shareholders notify Nu-Wave Sub of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by them.

                  10.6 LIMITATIONS ON AMOUNT -- SHAREHOLDER AND PARENT SHAREHOLDERS. The Shareholder and the Parent Shareholders will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a), clause (b), to the extent relating to any failure to perform or comply prior to the Closing Date, clause (c), and clause (d) of Section 10.2 until the total of all Damages with respect to such matters exceeds $20,000, and then only for the amount by which such Damages exceed $20,000. However, this
Section 10.6 will not apply to any Breach of any of the Shareholder's and the Parent Shareholders' representations and warranties of which the Shareholder or a Parent Shareholder had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by the Shareholder or any Parent Shareholder of any covenant or obligation, and the Shareholder and the Parent Shareholders will be jointly and severally liable for all Damages with respect to such Breaches.

                  10.7 LIMITATIONS ON AMOUNT -- NU-WAVE SUB. Nu-Wave Sub will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or (b) of Section 10.4 until the total of all Damages with respect to such matters exceeds $20,000, and then only for the amount by which such Damages exceed $20,000. However, this Section 10.7 will not apply to any Breach of any of Nu-Wave Sub's representations and warranties of which Nu-Wave Sub had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Nu-Wave Sub of any covenant or obligation, and Nu-Wave Sub will be liable for all Damages with respect to such Breaches.

                  10.8 RIGHT OF SET-OFF AND CANCELLATION. Upon notice to the Shareholder and the Parent Shareholders specifying in reasonable detail the basis for such cancellation, Nu-Wave Sub and Nu-Wave may set off any amount to which Nu-Wave Sub may be entitled under this Section 10 against the shares of Preferred Stock (and the shares of Common Stock of Nu-Wave into which the Preferred Stock has been converted) by canceling that number of shares or fractional shares of Preferred Stock or such Common Stock equal in value to the amount of the claim. Neither the exercise of nor the failure to exercise such right of set-off and cancellation will constitute an election of remedies or limit Nu-Wave Sub in any manner in the enforcement of any other remedies that may be available to it. In addition, Nu-Wave Sub and Nu-Wave shall have the same setoff and cancellation rights as provided for above in the following instances:

                           (a)      a setoff in the amount of any Damages
incurred by the Surviving Corporation that arise out of or relate to the matters described in items 2 and 3 of Exhibit 3.15 to the Disclosure Letter; and,

                           (b)      a setoff in the event that the total assets
of the Company, as shown on the 1997 fiscal year end audited financial statements of the Company, when issued, are less than $2,823,747, in which case the amount of the setoff shall be equal in amount to $2,823,747 minus the dollar amount of the Company's total assets as shown on such audited financial statements.

                  The certificate(s), when issued, evidencing the Preferred Stock and any Nu-Wave common stock into which the Preferred Stock is convertible shall bear a restrictive legend referring to such rights of setoff and cancellation, but the Company agrees to remove such legend upon the expiration of one year after the date hereof.

                  10.9     PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS.

                           (a)      Promptly after receipt by an indemnified
party under Section 10.2, 10.4, or (to the extent provided in the last sentence of Section 10.3) Section 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                           (b)      If any Proceeding referred to in
Section 10.9(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                           (c)      Notwithstanding the foregoing, if an
indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                           (d)      The Shareholder and each of the Parent
Shareholders hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on the Shareholder or any Parent Shareholder with respect to such a claim anywhere in the world.

         10.10 PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         11.      GENERAL PROVISIONS

                  11.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. The Surviving Corporation will pay all reasonable counsel fees and expenses of Schifino & Fleischer, P.A., related to the Contemplated Transactions. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

                  11.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Nu-Wave Sub determines. Unless consented to by Nu-Wave Sub in advance or required by Legal Requirements, prior to the Closing the Shareholder and the Parent Shareholders shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Company and Nu-Wave Sub will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Nu-Wave Sub will have the right to be present for any such communication.

                  11.3 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, Nu-Wave Sub, the Acquired Companies, the Shareholder and the Parent Shareholders will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Nu-Wave Sub and the Acquired Companies to maintain in confidence, any written information furnished by another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

                        If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

                  11.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

            Company:               Energy Factors, Inc.
                                   Attention:  Paul Santostasi
                                   Address:  3651 Torrey Pines Blvd.
                                   Sarasota, FL  34238
                                   Facsimile No.:  813/544-4386

            with a copy to:        Schifino & Fleischer, P.A.
                                   Attention:  William J. Schifino, Esq.
                                   Address:  201 N. Franklin Street, Suite 2700
                                   Tampa, FL  33602-5187
                                   Facsimile No.:  (813) 223-3070

            Nu-Wave Sub:           Nu-Wave Acquisition, Inc.
                                   Attention:  Dr. Kotha S. Sekharam
                                   Address:  5770 Roosevelt Blvd., Suite 700
                                   Clearwater, FL  34620
                                   Facsimile No.:  (813) 524-6610

            with a copy to:        Johnson, Blakely, Pope,
                                   Bokor, Ruppel & Burns, P.A.
                                   Attention:  Philip M. Shasteen, Esq.
                                   100 North Tampa Street, Suite 1800
                                   Tampa, FL  33602-5145
                                   Facsimile No.:  (813) 225-1857

            Shareholder:           U.S. Diversified Technologies, Inc.
                                   Attention:  Paul Santostasi
                                   Address:  3651 Torrey Pines Blvd.
                                   Sarasota, FL  34238
                                   Facsimile No.:  813/544-4386

            Parent Shareholders:   Paul Santostasi
                                   3651 Torrey Pines Blvd.
                                   Sarasota, FL  34238

                                   Marvin Deutsch
                                   314 La Hacienda
                                   Indian Rocks Beach, FL  34635

                                   Chris Starkey
                                   18523 Sea Oaks Lane
                                   Tequesta, FL  33469


                  11.5 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Florida, County of Pinellas, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

                  11.6 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                  11.7 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                  11.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Term Sheet) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                  11.9 DISCLOSURE LETTER. In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

                  11.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Nu-Wave Sub may assign any of its rights under this Agreement to any Subsidiary of Nu-Wave Sub. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

                  11.11 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  11.12 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                  11.13 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                  11.14 GOVERNING LAW. This Agreement will be governed by the laws of the State of Florida without regard to conflicts of laws principles.

                  11.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         12.      ACTIONS OF NU-WAVE AFTER THE CLOSING.

                  12.1   BACKGROUND STATEMENTS.

                         (a)      Article III of the Nu-Wave Articles of
Incorporation is not sufficient under the FBCA to grant to the directors of Nu-Wave the authority to determine the terms of the Preferred Stock. An amendment of the Nu-Wave Articles of Incorporation (the "Amendment") to so provide requires the consent of the holders of a majority of the issued and outstanding shares of Nu-Wave common stock. Nu-Wave intends to solicit and obtain the consent of its shareholders to the Amendment. Under SEC Rule 14c-2(b), Nu-Wave must prepare and file with the Securities and Exchange Commission and deliver to its shareholders an Information Statement at least 20 days prior to the earliest date on which the shareholder action set forth in the consent may be taken. The Preferred Stock cannot be issued until the aforesaid actions have been taken.

                         (b)      The Company is in need of funds immediately
to pay its creditors, but Nu-Wave is unwilling to provide such funds until it has acquired the Company.

                   12.2 SOLICITATION OF SHAREHOLDER CONSENT. Forthwith after the date of this Agreement, Nu-Wave shall proceed with the preparation of the required documents for a solicitation of the consent of its shareholders to the Amendment in accordance with SEC Rule 14c-2(b).

                   12.3 GRANT OF PROXY. Simultaneously with the Closing, Nu-Wave is delivering to Paul Santostasi an irrevocable Proxy in the form of
Exhibit 12.3 executed by the holder of more than 50% of its issued and outstanding common stock.

                  12.4 APPOINTMENT TO BOARD. Paul Santostasi shall be appointed to the Board of Directors of Nu-Wave.

         13.      COMPANY INTENTIONS WITH RESPECT TO PARENT SHAREHOLDERS.

                  13.1 NOTES PAYABLE. Nu-Wave shall cause the Surviving Corporation to honor its notes payable to the Parent Shareholders subject to delivering to the Surviving Corporation of canceled checks or wire transfer evidence evidencing that such loans were made and shall pay such rates in full upon the successful completion of its contemplated private placement of its equity securities.

                  13.2 PERSONAL GUARANTEES. It is the intent of Nu-Wave to cause the Surviving Corporation to use its best efforts within its means to obtain releases of the Parent Shareholders from personal guaranties of Company leases and notes. Nu-Wave shall indemnify and hold harmless the Parent Shareholders from and against any and all expenses (including reasonable attorney's fees) and judgments arising out of or relating to the failure of the Surviving Corporation to pay amounts due the following creditors of the Company:

                        All lessors disclosed in the Disclosure Letter

                  14. ISSUANCE OF ADDITIONAL SHARES OF PREFERRED STOCK. If the Average Closing Price is less than $5 per share (the "Target Price"), Nu-Wave shall, within 10 days thereafter, issue and deliver to the Shareholder that number of fully paid and non-assessable shares of its common stock determined in accordance with the following formula:

     $2,000,000 - (Average Closing Price per share x 400,000)
            Average Closing Price per share        = number of additional shares

                  For example, if the Average Closing Price is $4 per share, Nu-Wave shall issue to the Shareholder shares of Nu-Wave common stock, determined as follows:

            $2,000,000 - ($4 x 400,000)
            ---------------------------    = 100,000 shares
                      $4

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                           NU-WAVE SUB:

                                           NU-WAVE ACQUISITION, INC.

                                           By: /s/ Kotha S. Sekharam
                                               -------------------------------
                                               Kotha S. Sekharam, as President

                                           NU-WAVE HEALTH PRODUCTS, INC.

                                           By: /s/ Kotha S. Sekharam
                                               -------------------------------
                                               Kotha S. Sekharam, as President


                                           COMPANY:

                                           ENERGY FACTORS, INC.

                                           By: /s/ Paul Santostasi
                                               -------------------------------
                                               Paul Santostasi, as President

                                           SHAREHOLDER:

                                           U.S. DIVERSIFIED TECHNOLOGIES,
                                           INC., a Florida corporation

                                           By: /s/ Paul Santostasi
                                               -------------------------------
                                               Paul Santostasi, as President

                                           PARENT SHAREHOLDERS:

                                           /s/ Paul Santostasi
                                           -----------------------------------
                                           Paul Santostasi


                                           /s/  Marvin Deutsch
                                           -----------------------------------
                                           Marvin Deutsch


                                           /s/  Chris Starkey
                                           -----------------------------------
                                           Chris Starkey

                                    EXHIBIT 1

                                     FORM OF

                              ARTICLES OF AMENDMENT
                                       TO
                             ARTICLES INCORPORATION
                                       OF
                          NU-WAVE HEALTH PRODUCTS, INC.


      Article III of the articles of incorporation of Nu-Wave Health Products, Inc. was amended by resolution of the corporation's board of directors on _______, 1998. The corporation is filing these articles of amendment to articles of incorporation pursuant to F.S. 607.0602.

      FIRST:  The name of the corporation is Nu-Wave Health Products, Inc.

      SECOND: Article III of the articles of incorporation of Nu-Wave Health Products, Inc. was amended as follows:

      1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

                  1.1 "Average Closing Price" shall mean the average closing price of the Common Stock on the Applicable Trading Market.

                  1.2 "Board of Directors" shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

                  1.3 "Common Stock" shall mean the common stock, par value $.01 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Company is a constituent corporation.

                  1.4 "Company" shall mean Nu-Wave Health Products, Inc., a Florida corporation.

                  1.5 "Conversion Date" shall mean the date upon which the Company receives the Notice of Conversion provided for in Section 5.2.

                  1.6 "Conversion Rate" shall have the meaning provided for in
Section 5.1.

                  1.7 "Junior Stock" shall mean the Common Stock and the shares of any other class or series of stock of the Company created on or after the issuance of the Series A Preferred Stock that, by the terms of the Articles of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Articles of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series A Preferred Stock in respect of the right to receive dividends or to participate in any other distribution of assets.

                  1.8 "Liquidation Preference" shall mean, with respect to each share of Series A Preferred Stock, $5.00.

                  1.9 "Market Value Market" shall mean the Average Closing Price for a five consecutive trading day period.

                  1.10 "Applicable Trading" shall mean the OTC Bulletin Board or, if the Common Stock is listed for trading thereon, The Nasdaq Stock Market, operated by the National Association of Securities Dealers, Inc., or if neither of the foregoing is the principal market on which the Common Stock is then Traded or quoted any principal successor stock exchange or market where the Common Stock is listed or included

                  1.11 "Pari Passu Stock" shall mean the shares of any class or series of stock of the Company created on or after the issuance of the Series A Preferred Stock that, by the terms of the Articles of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Articles of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the amounts payable thereon in liquidation are not paid in full, be entitled to share ratably with the Series A Preferred Stock in any other distribution of assets in accordance with the sums or other consideration which would be payable in such distribution if all sums payable were discharged in full.

                  1.12 "Person" shall mean any individual, corporation, general partnership, limited partnership, limited liability Partnership, joint venture, association, joint-stock company, trust, limited liability Company, unincorporated organization or government or any agency or political subdivision thereof.

                  1.13 "Series A Preferred Stock" shall mean the Series A Convertible Preferred Stock designated and created hereby.

      2. CREATION AND DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK.

                  2.1 Pursuant to the authority conferred upon the Board of Directors by Article III of the Articles of Incorporation of the Company, as amended, there is hereby created and the Company is hereby authorized to issue 400,000 shares of a first series of preferred stock, designated "Series A Convertible Preferred Stock," which shall have the terms, conditions, designation, preferences and privileges, relative, participating, optional and other special rights, qualifications, limitations and restrictions as provided for herein.

                  2.2 The shares of Series A Preferred Stock shall have no voting rights except as required by law.

                  2.3 Each share of Series A Preferred Stock shall have the same rights and preferences as and be identical in all respects with each other share of Series A Preferred Stock.

                  2.4 The Company may create, authorize or issue any shares of Junior Stock or Pari Passu Stock or increase or decrease the amount of authorized capital stock of any class without the consent of the holders of Series A Preferred Stock and in taking such actions the Company shall not be deemed to have affected adversely the rights, preferences, privileges or voting rights of holders of shares of Series A Preferred Stock.

         3.       VOTING.

                  The holders of record of the shares of Series A Preferred Stock and the holders of record of the Common Stock, voting as a single class, shall be entitled to one vote for each share on all matters submitted to the shareholders, subject to the right of the Board of Directors to fix a record date for the determination of shareholders entitled to notice of and to vote at any meeting.

         4.       LIQUIDATION RIGHTS.

                  4.1 In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders the Liquidation Preference in preference to the holders of, and before any distribution is made on, any Junior Stock, including, without limitation, on any Common Stock.

                  4.2 Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company nor the merger or consolidation of the Company into or with any other corporation, or the merger or consolidation of any other corporation into or with the Company, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this Section 4.

                  4.3 After the payment to the holders of the shares of Series A Preferred Stock of full preferential amounts provided for in this Section 4, the holders of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

                  4.4 In the event the assets of the Company available for distribution to the holders of shares of Series A Preferred Stock upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which holders are entitled pursuant to Section 4.1, no such distribution shall be made on account of any shares of any Pari Passu Stock upon such liquidation, dissolution or winding up unless proportionate distributable amounts shall be paid on account of the shares of Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all Series A Preferred Stock and Pari Passu Stock are entitled upon such liquidation, dissolution or winding up.

         5.       CONVERSION.

                  5.1 The holder of Series A Preferred Stock shall have the right, at its option, at any time and from time to time to convert, subject to the terms and provisions of this Section 5, any or all of the holder's shares of Series A Preferred Stock. In such case, each share of Series A Preferred Stock shall be converted into one (1) (the "Conversion Rate") fully paid and nonassessable shares of Common Stock. In the event that the Average Closing Price of the Common Stock for any five consecutive trading day period after the date hereof is $5.00 per share or more (subject to adjustment upon the occurrence of the same events and in the same manner as is provided for in this
Section 5.1), each holder of Series A Preferred Stock shall be deemed to have automatically given notice of the conversion of all of such holder's shares of Series A Preferred Stock.

                  5.2 The conversion right of a holder of Series A Preferred Stock shall be exercised by the holder by the surrender of the certificates representing shares to be converted to the Company at any time during usual business hours at its principal place of business, accompanied by written notice (the "Notice of Conversion") that the holder elects to convert all or a portion of the shares of Series A Preferred Stock represented by such certificate. The Notice of Conversion shall read substantially as follows:

                  The undersigned holder (the "Holder") is surrendering to Nu-Wave Health Products, Inc., a Florida corporation (the "Company"), one or more certificates representing shares of Series A Convertible Series A Preferred Stock of the Company (the "Series A Preferred Stock") in connection with the Conversion of all or a portion of the Series A Preferred Stock into shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock") as set forth below.

                         1. The Holder understands that the Series A Preferred
                  Stock was issued by the Company pursuant to the exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act").

                        2. The Holder represents and warrants that all offers
                  and sales of the Common Stock issued to the Holder upon such conversion of the Series A Preferred Stock shall be made either pursuant to an effective registration statement under the Securities Act, in compliance with Rule 144, or pursuant to some other exemption from registration.

                         3. The Holder is subject to a lockup agreement dated
                  June ___, 1998.

                  Number of shares of Series A Preferred Stock being converted:
                  ___________.

                  Applicable Conversion Price:  _______.

                  Number of shares of Common Stock issuable: __________.

                                                          Name of Holder:


                                                          ---------------------
                                                         (Signature of Holder)

         5.3 Immediately prior to the close of business on the date of receipt by the Company of Notice of Conversion, the converting holder of Series A Preferred Stock shall be deemed to be the holder of record of Common Stock issuable upon conversion of such holder's Series A Preferred Stock notwithstanding that certificates representing such Common Stock shall not then be actually delivered to such person. On the Conversion Date, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Series A Preferred Stock have been converted; and (ii) exercise the rights to which they are entitled as holders of Common Stock.

         5.4 The Conversion Rate shall be subject to adjustment in case the Company shall at any time or from time to time (A) make a redemption payment or pay a dividend (or other distribution) payable in shares of Common Stock on any class of capital stock (which, for purposes of this Section 5.4 shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Company; (B) subdivide the outstanding shares of Common Stock into a larger number of shares; (C) combine the outstanding shares of Common Stock into a smaller number of shares;
(D) issue any shares of its capital stock in a reclassification of the Common Stock; or (E) pay a dividend or make a distribution to all holders of shares of Common Stock pursuant to a stockholder rights plan, "poison pill" or similar arrangement then, and in each such case, the Conversion Rate in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the

Company) so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 5.4 shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                  5.5 Upon any increase or decrease in the Conversion Rate, then, and in each such case, the Company promptly shall deliver to each holder of Series A Preferred Stock a certificate signed by an authorized officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Rate then in effect following such adjustment.

                  5.6 No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series A Preferred Stock so surrendered. If the conversion of any share or shares of Series A Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the last reported closing bid price of the Common Stock on the Nasdaq Stock Market at the close of business on the trading day next preceding the day of conversion shall be paid to such holder in cash by the Company.

                  5.7 In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Company (any of the foregoing, a "Transaction"), each share of Series A Preferred Stock then outstanding shall, without the consent of any holder of Series A Preferred Stock, become convertible only into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock could have been converted immediately prior to such Transaction after giving effect to any adjustment event. The provisions of this Section

4.4 and any equivalent thereof in any such certificate similarly shall apply to successive Transactions. The provisions of this Section 5.7 shall be the sole right of holders of Series A Preferred Stock in connection with any Transaction and such holders shall have no separate vote thereon.

                  5.8 In the case of any distribution by the Company to its stockholders of substantially all of its assets, each holder of Series A Preferred Stock will participate pro rata in such distribution based on the number of shares of Common Stock into which such holders' shares of Series A Preferred Stock would have been convertible immediately prior to such distribution.

                  5.9 The Company shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

                  5.10 The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

         6.       OTHER PROVISIONS.

                  6.1 With respect to any notice to a holder of shares of Series A Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

                  6.2 Shares of Series A Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Florida law, have the status of authorized but unissued shares of Series A Preferred Stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of Series A Preferred Stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of Series A Preferred Stock of the Corporation, except that any issuance or reissuance of shares of Series A Preferred Stock must be in compliance with these Articles of Amendment.

                  6.3 All notices periods referred to herein shall commence on the date of the mailing of the applicable notice.

         THIRD:   The foregoing amendment to articles of incorporation was duly adopted by the board of directors on June 12, 1998.

Signed this 12th day of June, 1998.


                                           NU-WAVE HEALTH PRODUCTS, INC.


                                           By:
                                               -------------------------------
                                               Kotha S. Sekharam, as President

                                  SCHEDULE 4.2


                    Approval of shareholders of Nu-Wave Sub.

                                 EXHIBIT 2.3(c)

                                    FORM OF

                               ARTICLES OF MERGER
                                       OF
                            NU-WAVE ACQUISITION, INC.
                                      INTO
                              ENERGY FACTORS, INC.


         Articles of Merger between Nu-Wave Acquisition, Inc., a Florida corporation ("Nu-Wave Sub") and Energy Factors, Inc., a Florida corporation ("Energy Factors").

         Pursuant to Section 607.1105 of the Florida Business Corporation Act, Nu-Wave Sub and Energy Factors adopt the following Articles of Merger.

                  1. PLAN OF MERGER. The Plan of Merger dated June 12, 1998, between Nu-Wave Sub and Energy Factors, a copy of which is attached hereto as
Exhibit 1 (the "Plan of Merger"), and pursuant to which Nu-Wave Sub will be merged into Energy Factors (the "Merger") was approved and adopted by the sole shareholder of Nu-Wave Sub on June 12, 1998 and was adopted by the sole shareholder of Energy Factors on June 12, 1998.

                  2. EFFECTIVE DATE. The effective date of the merger shall be the date that these Articles of Merger are filed with the Florida Department of State.

                  3. SURVIVING CORPORATION; NAME. Pursuant to the Plan of Merger, Energy Factors is the surviving corporation and has amended and restated its articles of incorporation to, among other things, change its name to Dynamic Health Products, Inc.

         Executed on June 12, 1998.

Nu-Wave Acquisition, Inc.                     Energy Factors, Inc.


By:                                           By:
   ---------------------------------             -----------------------------
     Kotha S. Sekharam, as President             Paul Santostasi, as President

                                 Exhibit 7.4(a)

                             Form of Opinion Letter


                    [SCHIFINO & FLEISCHER, P.A. LETTERHEAD]


                                 June 12, 1998

Nu-Wave Acquisition, Inc.
Nu-Wave Health Products, Inc.
5770 Roosevelt Blvd., Suite 700
Clearwater, FL 34620

Attention: Dr. Kotha S. Sekharam

Gentlemen:

     We have acted as counsel to Energy Factors, Inc. (the "Company"), a Florida corporation, and U.S. Diversified Technologies, Inc. (the "Shareholder"), a Florida corporation (collectively, "Sellers"), in connection with the Agreement and Plan of Reorganization dated June 12, 1998 (the "Agreement"). This is the opinion contemplated by Section 7.4(a) of the Agreement. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Agreement or the Accord referred to below.

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the Law of the State of Florida.

     On June 12, 1998, pursuant to Chapter 607.0704 of the Florida Business Corporation Act, Messrs. Paul Santostasi, Chris Starkey and Marvin Deutsch, owners of approximately 90% of the outstanding shares of capital stock of the Shareholder, approved the adoption of the Agreement. Florida law requires that within ten (10) days after the approval of the Agreement, notice must be given to those shareholders of the corporation who have not consented in writing to the Agreement. We have been advised that proper notice will be given within the ten day period.

     Based on the foregoing, and assuming compliance with Chapter 607.0704 of the Florida Business Corporation Act, is our opinion that:

     1. The Agreement is enforceable against the Sellers. The Lockup Agreement is enforceable against the Shareholder. The Releases, the Noncompetition Agreements and the Employment Agreement are enforceable against each Parent Shareholder executing them.

     2. The authorized capital stock of the Company consists of 60 shares of stock, no par value, of which 60 shares are outstanding. The Shareholder owns all of the outstanding Stock of record and beneficially, free and clear of all adverse claims.

     3. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to own its properties and to engage in its business as presently conducted or contemplated. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of the preemptive rights of any Person.

     4. Neither the execution and delivery of the Agreement nor the consummation of any or all of the Contemplated Transactions (a) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under any agreement or commitment known to us to which the Company is a party or by which any of their respective property or assets is bound to which either Seller is party or (b) violates any statute, law, regulation or rule, or, to our knowledge, any judgment, decree or order of any court or other Governmental Body applicable to either Seller.

     5. Neither the execution and delivery of the Agreement nor the consummation of any or all of the Contemplated Transactions (a) violates any provision of the certificates of incorporation or bylaws (or other governing instrument) of Sellers, (b) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or results in termination of, or accelerates the performance required by, or excuses performance by any Person of any of its obligations under, or causes the acceleration of the maturity of any debt or obligation pursuant to, or results in the creation or imposition of any Encumbrance upon any property or assets of either Seller under, any agreement or commitment known to us to which either Seller is a party or by which any of their respective property or assets is bound or to which any of the properties or assets of either Seller are subject, and which breach or default would have a material adverse effect on the operations of the Sellers. It should be noted however that compliance with Chapter
          607.0704 affords the shareholders of the Shareholder dissenters rights of appraisal.

     This opinion is delivered solely in connection with the consummation of the transactions described herein, and may not be relied upon by you for any other purpose nor by any other person for any purpose.

                                             Very truly yours,

                                             SCHIFINO & FLEISCHER, P.A.



                                             /s/ William J. Schifino
                                             ---------------------------------
                                             William J. Schifino

                                 EXHIBIT 7.4(c)

                                     FORM OF

                                     RELEASE



         This Release is being executed and delivered in accordance with Section 7.4(c) of the Agreement of Reorganization dated June 12, 1998 (the "Agreement") between Nu-Wave Acquisition, Inc., a Florida corporation ("Nu-Wave Sub"), Energy Factors, Inc., a Florida corporation (the "Company") and others. Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

         The undersigned Parent Shareholders acknowledge that execution and delivery of this Release is a condition to Nu-Wave Sub's and Nu-Wave's obligation to consummate the transactions contemplated in the Agreement and that they are relying on this Release in consummating such transactions.

         The undersigned, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, in order to induce Nu-Wave Sub and Nu-Wave to consummate the transactions provided for in the Agreement, hereby agree as follows:

         Each Parent Shareholder, on behalf of himself and each of his Related Persons, hereby releases and forever discharges Nu-Wave Sub and Nu-Wave, the Company and each of the other Acquired Companies, and each of their respective individual, joint or mutual, past, present and future Representatives, affiliates, stockholders, controlling persons, Subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of the Parent Shareholders or any of their respective Related Persons now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from the Company or any other Acquired Company, whether pursuant to their respective Organizational Documents, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release any obligations of Nu-Wave Sub or Nu-Wave arising under the Agreement or any obligation of any Acquired Company which obligation has been disclosed in
Section 3.25 of the Disclosure Letter.

         Each Parent Shareholder hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

         Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each Parent Shareholder, jointly and severally, shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Parent Shareholders or any of their Related Persons of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Parent Shareholders or any of their Related Persons against such third party of any claims or other matters purported to be released pursuant to this Release.

         If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Florida without regard to principles of conflicts of law.

         All words used in this Release will be construed to be of such gender or number as the circumstances require.

         Each of the undersigned have executed and delivered this Release as of this 12th day of June, 1998.


                                           -------------------------------
                                           Paul Santostasi



                                           -------------------------------
                                           Marvin Deutsch



                                           -------------------------------
                                           Chris Starkey

                                 EXHIBIT 7.4(c)

                                     FORM OF

                                     RELEASE



         This Release is being executed and delivered in accordance with Section 7.4(c) of the Agreement of Reorganization dated June 12, 1998 (the "Agreement") between Nu-Wave Acquisition, Inc., a Florida corporation ("Nu-Wave Sub"), Energy Factors, Inc., a Florida corporation (the "Company") and others. Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

         The undersigned Shareholder acknowledges that execution and delivery of this Release is a condition to Nu-Wave Sub's and Nu-Wave's obligation to consummate the transactions contemplated in the Agreement and that they are relying on this Release in consummating such transactions.

         The undersigned, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, in order to induce Nu-Wave Sub and Nu-Wave to consummate the transactions provided for in the Agreement, hereby agree as follows:

         The Shareholder, on behalf of itself and each of its Related Persons, hereby releases and forever discharges Nu-Wave Sub and Nu-Wave, the Company and each of the other Acquired Companies, and each of their respective individual, joint or mutual, past, present and future Representatives, affiliates, stockholders, controlling persons, Subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Shareholder or any of its respective Related Persons now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from the Company or any other Acquired Company, whether pursuant to their respective Organizational Documents, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release any obligations of Nu-Wave Sub or Nu-Wave arising under the Agreement or any obligation of any Acquired Company which obligation has been disclosed in Section 3.25 of the Disclosure Letter.

         The Shareholder hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

         Without in any way limiting any of the rights and remedies otherwise available to any Releasee, the Shareholder, jointly and severally, shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Shareholder or any of its Related Persons of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the or any of its Related Persons against such third party of any claims or other matters purported to be released pursuant to this Release.

         If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Florida without regard to principles of conflicts of law.

         All words used in this Release will be construed to be of such gender or number as the circumstances require.

         The undersigned has executed and delivered this Release as of this 12th day of June, 1998.


                                       U.S. Diversified Technologies, Inc.

                                       By:
                                          --------------------------------
                                          Paul Santostasi, as President

                                 EXHIBIT 7.4(e)

                                     FORM OF

                              EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT is made and entered into as of the 1st day of May, 1995, by and between Nu-Wave Health Products, Inc., a Florida corporation (the "Employer") and Paul Santostasi, residing at 3651 Torrey Pines Blvd., Sarasota, FL 34238 (the "Employee").

                                   WITNESSETH:

          1. EMPLOYMENT. The Employer hereby employs the Employee as the Vice Chairman of the Board of Directors of the Employer, and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

          2. TERM. Subject to the provisions of termination as hereinafter provided, the term of employment under this Agreement shall begin as of June 12, 1998, and terminate on June 13, 2001.

          3. COMPENSATION; REIMBURSEMENT, ETC.

                  (a) The compensation payable to the Employee shall be fixed at an annual salary of $125,000. Such compensation may be paid in weekly or in other convenient installments, as determined by the Employer. In addition, the Board of Directors of Employer may, in its discretion, establish a bonus plan which may include the Employee. The terms of any such bonus plan shall be in the discretion of the Employer.

                  (b) The Employer shall reimburse the Employee on a monthly basis for all reasonable expenses incurred by the Employee in the performance of his duties under this Agreement; provided, however, that the Employer will not reimburse the Employee for any expense which had not been approved by the Employer prior to such expense; and provided further, that the Employee shall have previously furnished to the Employer an itemized account, satisfactory to the Employer, in substantiation of such expenditures.

                  (c) The Employer currently provides to the Employee a leased automobile, with ____ months remaining on such lease. The Employer shall maintain such lease until its expiration, at which time such vehicle shall be returned to the lessor. Thereafter, Employer shall pay to Employee an automobile allowance of $750 per month for each month during the term hereof.

                  (d) The Employer shall maintain a life insurance policy on the life of the Employee during the term of this Agreement in the face amount of $500,000. The Employee, his designee or estate shall be the beneficiary of $250,000 of the death benefit of such life insurance policy and, until the date that the Employer refinances its existing note and mortgage encumbering its facilities (the "Note"), $250,000 of the death benefit shall be payable to the Employer, but pledged as additional security for the Note. After the Note is refinanced, the death benefit previously pledged as additional security for the Note shall be payable to the Employee's designated beneficiary.

          4. DUTIES. The Employee is engaged as the Vice Chairman of the Board of the Employer. Employee shall report to and take direction from Employer's Chairman of the Board. Employee's primary responsibility shall be business development and acquisitions. The Employee shall adhere to the minimum performance standards set forth in Exhibit "A" hereto. In addition, the Employee shall have such other duties and hold such offices as may from time to time be reasonably assigned to him by the Board of Directors of the Employer.

          5. EXTENT- OF SERVICES. During the term of his employment under this Agreement, the Employee shall devote his entire time, attention, energies and skill to the benefit and business of the Employer, and shall not during the term of this Agreement be employed by any other person without board approval.

          6. BENEFITS. The Employee shall be entitled to the same benefits package made available by the Employer to its management personnel, including health insurance for employee and his immediate family. The Employee shall be entitled to four (4) weeks vacation time during each fiscal year of the Employer.

          7. DISABILITY, ILLNESS OR INCAPACITY.

                  (a) The Employee shall receive full compensation for any period of disability, illness or incapacity during the term hereof which renders the Employee at least temporarily unable to perform the services required under this Agreement, provided, however, that if the Employee's disability, illness or incapacity extends beyond a period of one hundred twenty (120) days, the Employee shall not be entitled, after the expiration of such one hundred twenty
(120) day period, to any further compensation hereunder until he returns to full time service hereunder, but he shall be entitled only to such disability payments as may be provided by a disability insurance policy or policies purchased by the Employer.

                  (b) Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than six (6) months after the ending of the previous period of disability.

                  (c) If and when the period of disability, illness or incapacity of the Employee totals six (6) months, his employment with the Employer may be terminated by the Board. If the Employee and the Employer agree, the Employee may thereafter be employed by the Employer upon such terms as may be mutually agreeable.

                  (d) Any dispute regarding the existence, extent or continuance of the disability, illness or incapacity shall be resolved by the determination of a majority of three competent doctors who are not employees of the Employer, one of which shall be selected by the

Employer, one of which shall be selected by the Employee and a third selected by the other two doctors.

          8. DEATH OR RETIREMENT.

                  (a) All rights of the Employee hereunder (other than rights accrued prior thereto) shall terminate upon his death, except that the Employer shall pay to the estate of the Employee such compensation as would otherwise have been payable to the Employee up to six months after the death occurs. The Employer shall. have no additional financial obligation under this Agreement to the Employee or his estate.

                  (b) All rights of the Employee hereunder (other than rights accrued prior thereto) shall terminate upon his retirement, except that the Employer shall pay to the Employee such compensation as would otherwise have been payable to the Employee up to the end of the month in which his retirement occurs. The Employer shall have no additional financial obligation under this Agreement to the Employee.

          9. OTHER TERMINATIONS.

                  (a) (i) The Employer may terminate the employment of the Employee hereunder without notice (1) upon the Employee's breach of any provision of this Agreement, or (2) for good cause (as defined below).

                      (ii) The term "good cause" as used in this Agreement shall include, but shall not necessarily be limited to fraud, habitual absenteeism, a pattern of conduct which tends to hold the Employer up to ridicule in the community, conduct disloyal to the Employer, conviction of any crime of moral turpitude and substantial dependence, as determined by the Board of Directors of the Employer, on any addictive substance, including but not limited to alcohol, amphetamines, barbiturates, methadone, cannabis, cocaine, PCP, THC, LSD or other illegal or narcotic drugs. If any determination of substantial dependence by the Board of Directors is disputed by the Employee, the parties hereto agree to abide by the decision of a panel of three physicians selected in the manner provided in Section 7(d) of this Agreement. The Employee agrees to make himself available for and submit to examinations by such physicians as may be directed by the Employer. Failure to submit to any such examination shall constitute a breach of a material part of this Agreement.

                  (b) If the employment of the Employee is terminated pursuant to this Section 9, the Employer shall pay to the Employee any compensation earned but not paid to the Employee prior to such termination. Such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer to the Employee hereunder, and the Employee shall be entitled to no further benefits under this Agreement, except as provided in
Section 9 of this Agreement.

                  (c) In the event termination for reasons other than those pursuant to this Section 9 the Employer will pay the balance of compensation due pursuant to that contact, less any bonus, up to the termination date of this contract.

          10. DISCLOSURE.

                  (a) The Employee agrees that he will fully disclose and disclose only to the Employer all ideas, methods, plans, developments, improvements or patentable inventions, of any kind, which relate directly or indirectly to the business of the Employer and which are known, made or discovered by him during the performance of his duties under this Agreement. All disclosures are to be made promptly after conception or discovery of the idea, method, plan, development, improvement or invention. Nothing in this Section 10 shall be construed as requiring any communication to the Employer of the idea, method, plan, development, improvement or invention if lawfully protected by any other lawful prohibition against such communication.

                  (b) Any idea, method, plan, development, improvement or invention which the Employee is obligated to disclose to the Employer under this
Section 10 shall be the property of the Employer, regardless of whether it is disclosed by the Employee to the Employer. The Employee agrees that he will provide any and all assistance to the Employer in making any patent applications or other applications for obtaining exclusive rights in, and will do all other things that may be reasonably necessary to vest in the Employer or its assigns, the ideas, methods, plans, developments, improvements or inventions.

          11. CONFIDENTIALITY. The Employee agrees to keep in strict secrecy and confidence any and all information the Employee assimilates or to which he has access during his employment by the Employer and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Employer. The Employee agrees that both during and after the term of his employment by the Employer, lie will not, without prior written consent of the Employer, disclose any such confidential information to any third person, partnership, joint venture, company, corporation or other organization.

          12. NONCOMPETITION AND NONSOLICITATION.

                  (a) During the term of this Agreement, except as contemplated herein, and for a period of three (3) years after the termination of his employment with the Employer, regardless of the reason for such termination, the Employee shall not, directly or indirectly, within Florida, enter into, engage in, be employed by, or consult with any business in competition with the business of the Employer or Nu-Wave Health Products, Inc., a Florida corporation ("Nu-Wave") as it is then carried on (except for vitamin outlets); further, the Employee shall not sell to, market, produce or otherwise deal with any customer of the Employer or Nu-Wave. The restrictions of this Section 12 shall extend to any and all activities of the Employee, whether as an independent contractor, partner or joint venturer, or as an officer, director, stockholder, agent, employee or salesman for any person, firm, partnership, corporation or other entity, or otherwise. The restrictions of this Section 12 shall not be violated by the ownership of no more than 2% of the outstanding securities of any company whose stock is traded on a national securities exchange or is quoted in the Automated Quotation System of the National Association of Securities Dealers (NASDAQ). Solicitation or acceptance of orders outside of any prohibited territory as described above for shipment to, delivery in or service in any restricted territory shall also constitute engaging in business within the restricted territories in violation of this Section 12.

                  (b) During his employment with the Employer, except as contemplated herein, and for a period of one (1) year after the termination of his employment with the Employer, regardless of the reason for such termination, the Employee agrees he will refrain from and will not, directly or indirectly, as independent contractor, employee, consultant, agent, partner, joint venturer, or otherwise, (1) solicit any of the employees of the Employer or Nu-Wave to terminate their employment or (2) accept employment with or seek remuneration by any of the customers of the Employer or Nu-Wave with whom the Employer or Nu-Wave did business during the term of the Employee's employment.

                  (c) The period of time during which the Employee is prohibited from engaging in certain business practices pursuant to Sections 12(a) or (b) shall be extended by any length of time during which the Employee is in breach of such covenants.

                  (d) It is understood by and between the parties hereto that the foregoing restrictive covenants set forth in Sections 12(a) through (c) are essential elements of this Agreement, and that, but for the agreement of the Employee to comply with such covenants, the Employer would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed as agreements independent of any other provision in this Agreement. The existence of any claim or cause of action of the Employee against the Employer, whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by the Employer of such covenants.

                  (e) It is agreed by the Employer and the Employee that if any portion of the covenants set forth in this Section 12 are held to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The Employer and Employee agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this Section 12 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, nonarbitrary and not against public policy may be enforced against the Employee. The Employer and the Employee agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Employer.

          13. SPECIFIC PERFORMANCE. The Employee agrees that damages at law will be an insufficient remedy to the Employer if the Employee violates the terms of Sections 10, 11 or 12 of this Agreement and that the Employer would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Employer shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of such Sections, which injunctive relief shall be in addition to any other rights or remedies available to the Employer. The Employee agrees to pay to the Employer all costs and expenses incurred by the Employer relating to the enforcement of the terms of Sections 10, 11 or 12 of this Agreement, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings).

          14. COMPLIANCE WITH OTHER AGREEMENTS. The Employee represents and war-rants that the execution of this Agreement by him and his performance of his obligations hereunder will not conflict with, result in the breach of any provisions of or the termination of or constitute a default under any Agreement to which the Employee is a party or by which the Employee is or may be bound.

          15. WAIVER OR BREACH. The waiver by the Employer of a breach of any of the provisions of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee.

          16. BINDING EFFECT ASSIGNMENT. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement is a personal employment contract and the rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged or hypothecated.

          17. ENTIRE AGREEMENT. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

          18. HEADINGS. The headings contained in this Agreement are for reference purposes and shall not affect the meaning or interpretation of this Agreement.

          19. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

          20. NOTICES. Any notice required or permitted to be given under this Agreement shall Sufficient if in writing and if sent by certified or registered mail, first class, return receipt requested, to the parties at the following addresses:

                  To the Employer:          Nu-Wave Health Products, Inc.
                                            c/o Nu-Wave Health Products, Inc.
                                            5770 Roosevelt Boulevard, Suite 700
                                            Clearwater, Florida  34620
                                            Attention:  Kotha S. Sekharam,
                                                        President

         To the Employee at his address herein first above written.

         The parties hereto have executed this Agreement the day and year first above written.

                                           EMPLOYER:

                                           NU-WAVE HEALTH PRODUCTS, INC.


                                           By:
                                              ----------------------------
                                              Kotha S. Sekharam, President

                                               EMPLOYEE:


                                               ----------------------------
                                               Paul Santostasi

                                 EXHIBIT 7.4(f)

                                     FORM OF

                            NONCOMPETITION AGREEMENT

         This Noncompetition Agreement (this "Agreement") is made as of June 12, 1998, by and between Energy Factors, Inc., a Florida corporation (the "Company"), and Chris Starkey, residing at 18523 Sea Oaks Lane, Tequesta, FL 33469 ("Parent Shareholder").

                                    RECITALS

         Concurrently with the execution and delivery of this Agreement, Nu-Wave Acquisition, Inc., a Florida corporation, is merging into Energy Factors, with the result that Energy Factors will become a wholly-owned subsidiary of Nu-Wave Health Products, Inc., a Florida corporation ("Nu-Wave") pursuant to the terms and conditions of a reorganization agreement made as of June 12, 1998, (the "Reorganization Agreement"). Section 7.4(f) of the Reorganization Agreement requires that noncompetition agreements be executed and delivered by the Parent Shareholder as a condition to the consummation of the transactions provided for in the Reorganization Agreement.

                                    AGREEMENT

      For valuable consideration, the parties, intending to be legally bound, agree as follows:

      1. DEFINITIONS. Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Reorganization Agreement.

      2. ACKNOWLEDGMENTS BY PARENT SHAREHOLDER. Parent Shareholder acknowledges that (a) Parent Shareholder has occupied a position of trust and confidence with the Acquired Companies prior to the date hereof and has become familiar with one or more of the following, any and all of which constitute confidential information of the Acquired Companies, (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of the Acquired Companies, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, of the Acquired Companies and any other information, however documented, of the Acquired Companies that is a trade secret within the meaning of Section 688, et sec., Florida Statutes; (ii) any and all information concerning the business and affairs of the Acquired Companies (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Acquired Companies containing or based, in whole or in part, on any information included in the foregoing, (b) the business of the Acquired Companies is national in scope, (c) its products and services are marketed throughout the United States; (d) the Acquired Companies compete with other businesses that are or could be located in any part of the United States; (e) the Company has required that Parent Shareholder make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to Nu-Wave Sub and Nu-Wave consummating the transactions provided for in the Reorganization Agreement and A; (f) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve the Acquired Companies' business, and (g) the Acquired Companies would be irreparably damaged if Parent Shareholder were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

      3. CONFIDENTIAL INFORMATION. Parent Shareholder acknowledges and agrees that all Confidential Information known or obtained by Parent Shareholder, whether before or after the date hereof, is the property of the Acquired Companies. Therefore, Parent Shareholder agrees that Parent Shareholder will not, at any time, disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any Confidential Information, whether Parent Shareholder has such information in Parent Shareholder's memory or embodied in writing or other physical form, without the Company's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Parent Shareholder's fault or the fault of any other Person bound by a duty of confidentiality to the Company or the Acquired Companies. Parent Shareholder agrees to deliver to the Company at the time of execution of this Agreement, and at any other time the Company may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Acquired Companies and any other Confidential Information that Parent Shareholder may then possess or have under Parent Shareholder's control.

      4. NONCOMPETITION. As an inducement for Nu-Wave Sub and Nu-Wave to enter into the Reorganization Agreement and as additional consideration under the Reorganization Agreement, Parent Shareholder agrees that:

         (a) For a period of three years after the Closing, Parent Shareholder shall not, directly or indirectly, within Florida, enter into, engage in, be employed by, or consult with any business in competition with the business of the Company or Nu-Wave as it is then carried on (except for vitamin outlets); further, the Parent Shareholder shall not sell to, market, produce or otherwise deal with any customer of the Company or Nu-Wave. The restrictions of this paragraph 4 shall extend to any and all activities of the Parent Shareholder, whether as an independent contractor, partner or joint venturer, or as an officer, director, stockholder, agent, employee or salesman for any person, firm, partnership, corporation or other entity, or otherwise. The restrictions of this paragraph 4 shall not be violated by the ownership of no more than 2% of the outstanding securities of any company whose stock is traded on a national securities exchange or is quoted in the Automated Quotation System of the National Association of Securities Dealers (NASDAQ). Solicitation or acceptance of orders outside of any prohibited territory as described above for shipment to, delivery in or service in any restricted territory shall also constitute engaging in business within the restricted territories in violation of this paragraph 4.

         (b) For a period of one (1) year after the Closing, the Parent Shareholder agrees he will refrain from and will not, directly or indirectly, as independent contractor, employee, consultant, agent, partner, joint venturer, or otherwise, (1) solicit any of the employees of the Company or Nu-Wave to terminate their employment or (2) accept employment with or seek remuneration by any of the customers of the Company or Nu-Wave with whom the Company or Nu-Wave did business during the three year period prior to the Closing.

         (c) The period of time during which the Parent Shareholder is prohibited from engaging in certain business practices pursuant to paragraph 4 shall be extended by any length of time during which the Parent Shareholder is in breach of such covenants.

         (d) It is agreed by the Parent Shareholder and the Company that if any portion of the covenants set forth in this paragraph 4 are held to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The parties agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this paragraph 4 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, nonarbitrary and not against public policy may be enforced against the Parent Shareholder. The parties agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Company and Nu-Wave.

      5. SPECIFIC PERFORMANCE. The Parent Shareholder agrees that damages at law will be an insufficient remedy to the Company if the Parent Shareholder violates the terms of paragraphs 3 and 4 of this Agreement and that the Company and Nu-Wave would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Company shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of such paragraphs, which injunctive relief shall be in addition to any other rights or remedies available to the Company. The Parent Shareholder agrees to pay to the Company all costs and expenses incurred by the Company relating to the enforcement of the terms of paragraphs 3 and 4 of this Agreement, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings).

      6. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon the parties and will inure to the benefit of the parties and their affiliates, successors and assigns.

      7. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

      8. GOVERNING LAW. This Agreement will be governed by the laws of the State of Florida without regard to conflicts of laws principles.

      9. JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Florida, County of Pinellas, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

      10. SEVERABILITY. Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

      11. ENTIRE AGREEMENT. This Agreement and the Reorganization Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

Company:

ENERGY FACTORS, INC.                        Parent Shareholders:


By:
   ---------------------------------        ------------------------------
   Kotha S. Sekharam, as President          Chris Starkey

                                 EXHIBIT 7.4(f)

                                     FORM OF

                            NONCOMPETITION AGREEMENT

      This Noncompetition Agreement (this "Agreement") is made as of June 12, 1998, by and between Energy Factors, Inc., a Florida corporation (the "Company"), and Marvin Deutsch, residing at 314 LaHacienda, Indian Rocks Beach, FL 34635 ("Parent Shareholder").

                                    RECITALS

      Concurrently with the execution and delivery of this Agreement, Nu-Wave Acquisition, Inc., a Florida corporation, is merging into Energy Factors, with the result that Energy Factors will become a wholly-owned subsidiary of Nu-Wave Health Products, Inc., a Florida corporation ("Nu-Wave") pursuant to the terms and conditions of a reorganization agreement made as of June 12, 1998, (the "Reorganization Agreement"). Section 7.4(f) of the Reorganization Agreement requires that noncompetition agreements be executed and delivered by the Parent Shareholder as a condition to the consummation of the transactions provided for in the Reorganization Agreement.

                                    AGREEMENT

      For valuable consideration, the parties, intending to be legally bound, agree as follows:

      1. DEFINITIONS. Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Reorganization Agreement.

      2. ACKNOWLEDGMENTS BY PARENT SHAREHOLDER. Parent Shareholder acknowledges that (a) Parent Shareholder has occupied a position of trust and confidence with the Acquired Companies prior to the date hereof and has become familiar with one or more of the following, any and all of which constitute confidential information of the Acquired Companies, (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of the Acquired Companies, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, of the Acquired Companies and any other information, however documented, of the Acquired Companies that is a trade secret within the meaning of Section 688, et sec., Florida Statutes; (ii) any and all information concerning the business and affairs of the Acquired Companies (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Acquired Companies containing or based, in whole or in part, on any information included in the foregoing, (b) the business of the Acquired Companies is national in scope, (c) its products and services are marketed throughout the United States; (d) the Acquired Companies compete with other businesses that are or could be located in any part of the United States; (e) the Company has required that Parent Shareholder make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to Nu-Wave Sub and Nu-Wave consummating the transactions provided for in the Reorganization Agreement and A; (f) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve the Acquired Companies' business, and (g) the Acquired Companies would be irreparably damaged if Parent Shareholder were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

      3. CONFIDENTIAL INFORMATION. Parent Shareholder acknowledges and agrees that all Confidential Information known or obtained by Parent Shareholder, whether before or after the date hereof, is the property of the Acquired Companies. Therefore, Parent Shareholder agrees that Parent Shareholder will not, at any time, disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any Confidential Information, whether Parent Shareholder has such information in Parent Shareholder's memory or embodied in writing or other physical form, without the Company's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Parent Shareholder's fault or the fault of any other Person bound by a duty of confidentiality to the Company or the Acquired Companies. Parent Shareholder agrees to deliver to the Company at the time of execution of this Agreement, and at any other time the Company may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Acquired Companies and any other Confidential Information that Parent Shareholder may then possess or have under Parent Shareholder's control.

      4. NONCOMPETITION. As an inducement for Nu-Wave Sub and Nu-Wave to enter into the Reorganization Agreement and as additional consideration under the Reorganization Agreement, Parent Shareholder agrees that:

         (a) For a period of three years after the Closing, Parent Shareholder shall not, directly or indirectly, within Florida, enter into, engage in, be employed by, or consult with any business in competition with the business of the Company or Nu-Wave as it is then carried on (except for vitamin outlets); further, the Parent Shareholder shall not sell to, market, produce or otherwise deal with any customer of the Company or Nu-Wave. The restrictions of this paragraph 4 shall extend to any and all activities of the Parent Shareholder, whether as an independent contractor, partner or joint venturer, or as an officer, director, stockholder, agent, employee or salesman for any person, firm, partnership, corporation or other entity, or otherwise. The restrictions of this paragraph 4 shall not be violated by the ownership of no more than 2% of the outstanding securities of any company whose stock is traded on a national securities exchange or is quoted in the Automated Quotation System of the National Association of Securities Dealers (NASDAQ). Solicitation or acceptance of orders outside of any prohibited territory as described above for shipment to, delivery in or service in any restricted territory shall also constitute engaging in business within the restricted territories in violation of this paragraph 4.

         (b) For a period of one (1) year after the Closing, the Parent Shareholder agrees he will refrain from and will not, directly or indirectly, as independent contractor, employee, consultant, agent, partner, joint venturer, or otherwise, (1) solicit any of the employees of the Company or Nu-Wave to terminate their employment or (2) accept employment with or seek remuneration by any of the customers of the Company or Nu-Wave with whom the Company or Nu-Wave did business during the three year period prior to the Closing.

         (c) The period of time during which the Parent Shareholder is prohibited from engaging in certain business practices pursuant to paragraph 4 shall be extended by any length of time during which the Parent Shareholder is in breach of such covenants.

         (d) It is agreed by the Parent Shareholder and the Company that if any portion of the covenants set forth in this paragraph 4 are held to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The parties agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this paragraph 4 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, nonarbitrary and not against public policy may be enforced against the Parent Shareholder. The parties agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Company and Nu-Wave.

      5. SPECIFIC PERFORMANCE. The Parent Shareholder agrees that damages at law will be an insufficient remedy to the Company if the Parent Shareholder violates the terms of paragraphs 3 and 4 of this Agreement and that the Company and Nu-Wave would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Company shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of such paragraphs, which injunctive relief shall be in addition to any other rights or remedies available to the Company. The Parent Shareholder agrees to pay to the Company all costs and expenses incurred by the Company relating to the enforcement of the terms of paragraphs 3 and 4 of this Agreement, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings).

      6. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon the parties and will inure to the benefit of the parties and their affiliates, successors and assigns.

      7. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

      8. GOVERNING LAW. This Agreement will be governed by the laws of the State of Florida without regard to conflicts of laws principles.

      9. JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Florida, County of Pinellas, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

      10. SEVERABILITY. Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

      11. ENTIRE AGREEMENT. This Agreement and the Reorganization Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

Company:

ENERGY FACTORS, INC.                        Parent Shareholders:


By:
   ----------------------------------       ----------------------------------
   Kotha S. Sekharam, as President          Marvin Deutsch

                                  EXHIBIT 7.4h

                            FORM OF LOCKUP AGREEMENT

To:      Nu-Wave Health Products, Inc.
         5770 Roosevelt Blvd., Suite 700
         Clearwater, FL  33760

         Re:  Nu-Wave Health Products, Inc. (the "Company")

Ladies and Gentlemen:

         The undersigned is the owner of record and beneficially of 40,000 shares of Series A convertible preferred stock of the Company ("Preferred Stock"). The undersigned recognizes that the Company's financing plans will be of benefit to the undersigned and that in order to further such financing plans, it would be beneficial to the Company for the undersigned to agree not to dispose of the Preferred Stock and any common stock into which the Preferred Stock is convertible except as set forth herein.

         In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of the Company (which consent may be withheld in its sole discretion), directly or indirectly sell, offer, contract or grant any options to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), or otherwise dispose of any shares of Preferred Stock and any shares of common stock into which the Preferred Stock is convertible, or publicly announce the undersigns intention to do any of the foregoing, for a period commencing on the date of the consummation of the merger between Nu-Wave Acquisition, Inc., a Florida corporation and Energy Factors, Inc., a Florida corporation and continuing to a date twelve months thereafter.

         The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the shares of Preferred Stock or common stock into which the Preferred Stock is convertible in compliance with the foregoing restrictions. The undersigned further agrees to an inscription on the certificate representing the Preferred Stock and the common stock into which the Preferred Stock is convertible stating that such securities are restricted securities under applicable federal securities laws and may not be transferred in the absence of an effective registration statement or an opinion of counsel satisfactory to the Company that registration is not required.

         This Agreement is irrevocable and is binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Dated:                                U.S. Diversified Technologies, Inc.
       ----------------

                                      By:
                                          -------------------------------
                                          as
                                             ----------------------------

                                 EXHIBIT 7.4(i)

                                     FORM OF

                          REGISTRATION RIGHTS AGREEMENT



      THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of ______________, 1998, by and between Nu-Wave Health Products, Inc., a Florida corporation (the "Company") and U.S. Diversified Technologies, Inc., a Florida corporation (the "Initial Purchaser").

      This Agreement is made pursuant to the Agreement and Plan of Merger dated June ___, 1998 (the "Merger Agreement"), by and among the Company, the Initial Purchaser and others.

      The parties agree as follows:

      Section 1. DEFINITIONS. As used in this Registration Rights Agreement, the following capitalized terms shall have the following meanings:

                 ACT:  The Securities Act of 1933, as amended.

                 COMMISSION:  The Securities and Exchange Commission.

                 REGISTRABLE SECURITIES:   The Common Stock into which the
Preferred Stock is convertible.

      Section 2. INCIDENTAL REGISTRATION.

                 (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If the Company within one year after the date hereof proposes to register common stock for sale for cash under the Securities Act, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act and the Registrable Securities will not be salable under Commission Rule 144 at the anticipated date of effectiveness of such registration, it will give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this
Section 2. Upon the written request of any such holder made within 20 days after receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (a) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (b) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. The Company will pay all Registration Expenses in connection with the registration of Registrable Securities requested pursuant to this
Section 2.

                 (b) PRIORITY IN INCIDENTAL REGISTRATION. If a registration pursuant to this Section 2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering as follows: (i) first, the securities proposed by the Company to be sold for its own account, and (ii) second, any Registrable Securities requested to be included in such registration, pro rata among the holders thereof requesting such registration on the basis of the number of shares of such securities requested to be included by such holders.

      Section 3. REGISTRATION PROCEDURES. If and whenever the Company is required to file a registration statement under the Securities Act pertaining to any Registrable Securities as provided in Section 2, the Company will as expeditiously as possible:

                 (a) prepare and file with the Commission the requisite registration statement (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) to effect such registration and use its best efforts to cause such registration statement to become effective;

                 (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement 90 days after such registration statement becomes effective;

                 (c) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act;

                 (d) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                 (e) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                 (f) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such holder promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and

                 (g) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed.

      The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

      Each holder of Registrable Securities agrees by the acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (f) of this Section 3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (f) of this
Section 3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

      Section 4. UNDERWRITTEN OFFERINGS.

                 (a) If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2 and such securities are to be distributed by or through one or more underwriters, the Company will, subject to the provisions of Section 2(b), use its best efforts, if requested by any holder of Registrable Securities, to arrange for such underwriters to include the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder and such holder's intended method of distribution and any other representation required by law.

                 (b) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so required by the managing underwriter, not to effect any public sale or distribution of such securities during the seven days prior to and the 90 days after the closing of any underwritten registration pursuant to Section 2 has become effective, or, if the managing underwriter advises the Company in writing that, in its opinion, no such public sale or distribution should be effected for a specified period longer than 90 days after such underwritten registration in order to complete the sale and distribution of securities included in such registration and the Company gives notice to such holder of Registrable Securities of such advice, during a reasonably longer period after such underwritten registration, except as part of such underwritten registration, whether or not such holder participates in such registration.

      Section 5. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of the registration statement under the Securities Act, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants, the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

       Section 6. INDEMNIFICATION.

                 (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless the seller of Registrable Securities covered by any registration statement filed pursuant to
Section 2, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls any such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that wit respect to any seller the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof, and, provided, further, that the Company shall not be liable to any Person who participates as an underwriter, in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

                 (b) INDEMNIFICATION BY THE SELLERS. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 3, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 6) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.

                 (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall consent to entry of any judgment or enter into any settlement without the consent of the indemnified party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                 (d) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

                 (e) INDEMNIFICATION PAYMENTS. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

      Section 7. MISCELLANEOUS.

                 (a) NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

               Company:              Dynamic Health Products, Inc.
                                     Attention:  Dr. Kotha S. Sekharam
                                     Address:  5770 Roosevelt Blvd., Suite 700
                                     Clearwater, FL  34620
                                     Facsimile No.:  (813) 524-6610

               with a copy to:       Johnson, Blakely, Pope,
                                     Bokor, Ruppel & Burns, P.A.
                                     Attention:  Philip M. Shasteen, Esq.
                                     100 North Tampa Street, Suite 1800
                                     Tampa, FL  33602-5145
                                     Facsimile No.:  (813) 225-1857

               Initial Purchaser:    U.S. Diversified Technologies, Inc.
                                     Attention:  Paul Santostasi
                                     Address:  3651 Torrey Pines Blvd.
                                     Sarasota, FL  34238
                                     Facsimile No.:  ________________

                 (b) JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Florida, County of Pinellas, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

                 (c)      ENTIRE AGREEMENT AND MODIFICATION.   This Agreement
supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                 (d) ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.

Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

                 (e) SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                 (f) SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                 (g) GOVERNING LAW. This Agreement will be governed by the laws of the State of Florida without regard to conflicts of laws principles.

      IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written.


                                       Nu-Wave Health Products, Inc.,
                                       a Florida corporation


                                       By:
                                           -------------------------------
                                       Its:
                                           -------------------------------


                                       U.S. Diversified Technologies, Inc.,
                                       a Florida corporation


                                       By:
                                           -------------------------------

                                       Its:
                                           -------------------------------

                                 EXHIBIT 7.4(j)

                                     FORM OF

                          NU-WAVE HEALTH PRODUCTS, INC.
                             STOCK OPTION AGREEMENT



      THIS AGREEMENT made as of this _____ day of June, 1998, between Nu-Wave Health Products, Inc., a corporation existing under the laws of the State of Florida (hereinafter referred to as the "Company"), and Paul Santostasi (hereinafter referred to as "Optionee").

      In consideration of the services to be rendered by Optionee to the Company as provided in the Employment Agreement between Optionee and Dynamic Health Products, Inc., a Florida corporation and a wholly-owned subsidiary of the Company, of even date herewith (the "Employment Agreement"), the parties hereto agree as follows:

      1. GRANT OF OPTION. The Company hereby grants to Optionee the right and option hereinafter called "Option" to purchase all or any part of an aggregate of 600,000 shares of its Common Stock (the "Shares") on the terms and conditions herein set forth.

      2. PURCHASE PRICE. The purchase price of the Shares covered by the Option granted hereunder shall be the greater of Three Dollars ($3.00) per Share or the purchase price of the Company Common Stock offered in the Company's initial public offering of its Common Stock.

      3. EXPIRATION. Anything to the contrary contained therein notwithstanding, the Option contained herein shall expire and shall in no event be exercisable after five years after the date hereof.

      4. VESTING; EXERCISE RIGHTS; TERMINATION.

                 (a) The Option shall vest and shall be exercisable in three equal annual installments of 200,000 shares each, with the first installment vesting at 12:00 midnight one year after the date hereof, the second installment vesting at 12:00 midnight two years after the date hereof, and the third and final installment vesting at 12:00 midnight three years after the date hereof; provided, however, all Shares subject to this Option shall vest in the event that the closing bid price of the Common Stock of the Company on the primary market on which it is traded is Eight Dollars or more for a period of twenty consecutive trading days.

                 (b) Anything to the contrary contained in this paragraph 4 notwithstanding, in the event that the Employment Agreement is terminated for any reason other than the death of Optionee, all Options not vested at the time of such termination shall automatically terminate.

      5. RECAPITALIZATIONS, ETC. In the event after the date hereof of any change in the outstanding Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, rights offering to purchase the Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be purchased hereunder and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Company's Board of Directors may deem equitable to prevent substantial dilution or enlargement of the rights granted hereunder. The decision of the Board of Directors in this respect shall be final and binding as Optionee.

      6. DEATH. In the event of the death of the Optionee any option or unexercised portion thereof granted to him, if otherwise vested and exercisable by the Optionee at the date of death, may be exercised by his personal representative, heirs, or legatees at any time prior to the expiration of twelve
(12) months after the date of the death of the Optionee, but in any event not later than five years after the date hereof. All Options invested at the time of death shall terminate.

      7. METHOD OF EXERCISE; PAYMENT. Vested options may be exercised in whole at any time, or in part from time to time with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by delivery of written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office accompanied by payment in full to the Company at said office of the amount of the purchase price for the number of shares of Stock with respect to which the Option is then being exercised, which payment may be by any of the following means or any combination thereof: cash, or certified or cashier's check payable to the Company or by cashless exercise.

      8. RESTRICTIONS ON TRANSFERABILITY OF OPTION. This Option shall not be transferable other than by a will of the Optionee or by the laws of descent and distribution. During his lifetime, the Option shall be exercisable only by the Optionee or by the Optionee's attorney-in-fact or conservator.

      9. RIGHTS IN STOCK BEFORE ISSUANCE AND DELIVERY. No person shall be entitled to the privileges of stock ownership in respect of any Shares issuable upon exercise of this Option, unless and until such Shares have been issued to such person as fully paid Shares.

      10. REQUIREMENTS OF LAW. By accepting this Option, the Optionee represents and agrees for himself or herself and his or her transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933 is in effect as to Shares purchased upon exercise of this Option, (a) any and all Shares so purchased shall be acquired for his or her personal account and not with a view to or for a sale in connection with any distribution, and (b) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the Shares are being so acquired in good faith for his or her personal account and not with a view to or for a sale in connection with any distribution. No certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued and delivered unless and until, in the opinion of legal counsel for the Company, such Shares may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law or other requirement of law or any regulatory body having jurisdiction over the Company. Unless registered under applicable securities laws, certificates evidencing shares of stock purchased upon exercise of this Option shall bear a customary restrictive legend. Optionee understands that the Common Stock of the Company issued upon exercise of the Option will not be registered under applicable federal and state securities laws and will therefore constitute "restricted securities" under applicable securities laws. Such common stock may not be resold in the absence of registration under applicable securities laws or exemption therefrom. The Company may require an opinion of counsel acceptable to it that registration is not required upon any transfer of the Shares. The undersigned understands that as a condition of exemption from registration under federal securities laws, Optionee may be required to hold the Common Stock for a period of one year after such Common Stock is issued and that Optionee may be required to comply with other applicable provisions of Securities and Exchange Commission Rule 144.

      11. ENTIRE AGREEMENT. This Agreement and the Employment Agreement constitute the entire agreement between the parties hereto concerning the subject matter hereof, and supersede all prior agreements, memoranda, correspondence, conversations and negotiations.

      12. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida as to all matters, including but not limited to matters of validity, construction, effect, performance, and remedies. This Agreement shall be binding upon the successors, assigns, and transferees of the undersigned.

      13. NOTICES. All notices given hereunder must be in writing and shall be deemed to have been properly given if: (i) personally delivered; (ii) deposited for delivery by federal express or other nationally recognized overnight courier services; or (iii) sent by registered or certified mail, return receipt requested, first class postage prepaid; in each case addressed to the party entitled to receive the same at the address specified below:

             If to the Company:         Nu-Wave Health Products, Inc.
                                        5770 Roosevelt Boulevard, Suite 700
                                        Clearwater, Florida  34620
                                        Attention:  Kotha S. Sekharam, President


             If to Optionee:            Paul Santostasi
                                        3651 Torrey Pines Blvd.
                                        Sarasota, FL  34238

      Either party may alter the address to which notice is to be sent by giving notice of such change of address in conformity with the provisions set forth above providing for the giving of notice.

      IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be duly executed by its officer thereunto duly authorized, and Optionee has hereunto set his hand upon this Agreement to be effective as of the date and year first written above.

OPTIONEE:                                COMPANY:

                                         Nu-Wave Health Products, Inc.


                                         By:
-----------------------------------         ----------------------------
(Signature)                                 Kotha S. Sekharam, President


-----------------------------------
(Street Address)


-----------------------------------
(City)    (State)    (Zip Code)


-----------------------------------
(Social Security Number)

        [JOHNSON, BLAKELY, POPE, BOKOR, RUPPEL & BURNS, P.A. LETTERHEAD]



                                                            FILE NO. 39625.99157


                                 EXHIBIT 8.4(a)

                             Form of Opinion Letter

                                 June 23, 1998



U.S. Diversified Technologies, Inc.
3651 Torrey Pines Blvd.
Sarasota, FL 34238

Gentlemen:

     We have acted as counsel to Nu-Wave Acquisition, Inc. and Nu-Wave Health Products, Inc., both Florida corporations, in connection with the Agreement and Plan of Reorganization dated June 12, 1998 (the "Agreement"). This is the opinion contemplated by Section 8.4(a) of the Agreement. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Agreement or the Accord referred to below.

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the Law of the State(s) of Florida.

     Based on the foregoing, our opinion is as follows:

U.S. Diversified Technologies, Inc.
June 23, 1998
Page 2



     1. The Agreement is enforceable against Nu-Wave Sub and Nu-Wave. The Registration Rights Agreement and the Option Agreement are enforceable against Nu-Wave.

     2. Neither the execution and delivery of the Agreement, the Registration Rights Agreement and the Option Agreement nor the performance of Nu-Wave's and Nu-Wave Sub's obligations thereunder (a) violates any provision of the certificate of incorporation or bylaws (or other governing instrument) of Nu-Wave and Nu-Wave Sub, (b) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under any agreement or commitment known to us to which either Nu-Wave or Nu-Wave Sub is a party or by which any of their respective property or assets is bound to which either Nu-Wave or Nu-Wave Sub is party or (c) violates any statute, law, regulation or rule, or any judgment, decree or order of any court or Governmental Body applicable to either Nu-Wave or Nu-Wave Sub.

                                             Very truly yours,



                                             JOHNSON, BLAKELY, POPE,
                                             BOKOR, RUPPEL & BURNS, P.A.

                                  EXHIBIT 12.3

                                     FORM OF

                                IRREVOCABLE PROXY


         The undersigned hereby appoints Paul Santostasi ("Santostasi") as the proxy of the undersigned, to vote as designated below all of the shares of common stock of Nu-Wave Health Products, Inc., a Florida corporation ("Nu-Wave") held of record by the undersigned on the date hereof, at any meeting of the shareholders of Nu-Wave held for the purpose of approving the amendment to
Article III of the Nu-Wave Articles of Incorporation in the form attached hereto as Exhibit "A" (the "Amendment") and for the purpose of executing any written consent of the shareholders of Nu-Wave pursuant to Section 607.0704 of the Florida Business Corporation Act for the same purpose ("Consent").

         Santostasi agrees to vote in favor of the Amendment or to execute a Consent if no meeting is held.

         This Proxy is coupled with an interest and is irrevocable through the date that the Amendment is approved by the shareholders of Nu-Wave.



Dated:
       ----------------                    ------------------------------
                                           Manju Taneja



                                           ------------------------------
                                           Paul Santostasi